UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
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DENDREON CORPORATION
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DENDREON CORPORATION
3005 First Avenue
Seattle, Washington 98121

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
JUNE 10, 2009

The Annual Meeting of Stockholders (the “Annual Meeting”) of Dendreon Corporation, a Delaware corporation (the “Company”), will be held on Wednesday, June 10, 2009, at 9:00 a.m., Pacific time, at 3005 First Avenue, Seattle, Washington 98121, for the following purposes:

(1) To elect two directors to hold office until the 2012 Annual Meeting of Stockholders;

(2) To approve the new Dendreon Corporation 2009 Equity Incentive Plan;

(3) To approve an amendment to our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of the Company’s common stock from 150,000,000 shares to 250,000,000 shares;

(4) To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the current year; and

(5) To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The Board of Directors has fixed the close of business on April 22, 2009 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof.

All stockholders are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the Annual Meeting, please vote as soon as possible using one of the following methods: (1) by using the Internet as instructed on the proxy card; (2) by telephone by calling the toll-free number as instructed on the proxy card; or (3) by mail by completing, signing, dating and returning the proxy card in accordance with its instructions. If you vote in advance of the Annual Meeting using the Internet, telephone or proxy card, you may still vote in person if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain from the record holder a proxy issued in your name.

By Order of the Board of Directors,

Richard F. Hamm, Jr.
Senior Vice President,
Corporate Development, General
Counsel and Secretary

April [  ], 2009

DENDREON CORPORATION
3005 First Avenue
Seattle, Washington 98121

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON

JUNE 10, 2009

INFORMATION CONCERNING SOLICITATION AND VOTING

General

Your proxy is solicited on behalf of the Board of Directors of Dendreon Corporation, a Delaware corporation (“Dendreon”, the “Company”, “we”, “us”, or “our”), for use at the Annual Meeting of Stockholders (the “Annual Meeting”), to be held on June 10, 2009, at 9:00 a.m., Pacific time, and at any adjournments or postponements thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at 3005 First Avenue, Seattle, Washington 98121.

Internet Availability of Proxy Materials

You have previously received a Notice of Internet Availability of Proxy Materials from either our transfer agent or from your bank, broker or other nominee, as applicable. The Notice of Internet Availability of Proxy Materials, this proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 will be available on or about May 1, 2009 at http://bnymellon.mobular.net/bnymellon/dndn for stockholders of record who hold shares in their own name and at http://bnymellon.mobular.net/bnymellon/dndn_beneficial for beneficial stockholders who hold their shares in a brokerage account or through a nominee holder. Additionally, a proxy card will be mailed to all registered stockholders and requests for voting instructions will be forwarded to beneficial stockholders entitled to vote at the Annual Meeting on or about May 1, 2009. Our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 includes financial statements and a financial statement schedule, but excludes exhibits, as filed with the Securities and Exchange Commission (the “SEC”). Our Annual Report, and the exhibits thereto, as well as our other filings with the SEC may be accessed, free of charge, at http://www.sec.gov, as soon as practicable after filing.

Voting Rights and Outstanding Shares

Only holders of record our Common Stock, par value $0.001 per share (“Common Stock”), at the close of business on April 22, 2009 (the “Record Date”) will be eligible to vote at the Annual Meeting. As of the Record Date, there were           shares of Common Stock outstanding. Each stockholder will be entitled to one vote for each share owned. Stockholders have no right to cumulative voting as to any matter to be voted on at the meeting. A list of stockholders of record will be open to the examination of any stockholder for any purpose germane to the meeting at Dendreon Corporation, 3005 First Avenue, Seattle, Washington 98121, for a period of ten days prior to the Annual Meeting.

Votes Required

A plurality of the votes duly cast at the Annual Meeting is required for the election of director nominees. The two director nominees receiving the highest number of votes cast by the holders of our Common Stock entitled to vote at the Annual Meeting will be elected.

The approval of the new Dendreon Corporation 2009 Equity Incentive Plan and the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009 each requires the affirmative vote of a majority of votes cast by the holders of our Common Stock entitled to vote at the Annual Meeting.

The approval of the proposed amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the authorized number of shares of Common Stock from 150,000,000 shares to 250,000,000 shares requires the affirmative vote of the holders of a majority of all outstanding shares of our Common Stock entitled to vote at the Annual Meeting.

Solicitation

We will bear the cost of the solicitation of proxies for the Annual Meeting, including preparation of this proxy statement, the proxy card and any additional information furnished to stockholders, including any mailing charges. We have retained the services of BNY Mellon Shareholder Services LLC to assist in the solicitation of proxies. We expect to pay approximately $8,500 for these services, plus out-of-pocket expenses. We will, upon request, furnish hard copies of the solicitation materials to record holders of our Common Stock as well as forward materials to beneficial holders upon instruction by banks, brokerage houses, fiduciaries and custodians who are record holders of our Common Stock. We may, on request, reimburse persons representing beneficial owners of our Common Stock for their costs of forwarding solicitation materials to beneficial owners. Proxies may be solicited by telephone, facsimile or personal solicitation. No additional compensation will be paid to our directors, officers or other employees for such services.

Quorum, Abstention and Broker Non-Votes

At the Annual Meeting, inspectors of election shall determine the presence of a quorum and shall tabulate the results of the vote of the stockholders. The holders of a majority of the total number of outstanding shares of Common Stock entitled to vote must be present in person or by proxy to constitute a quorum for any business to be transacted at the Annual Meeting. Properly executed proxies marked “abstain” and “broker non-votes” will be considered “present” for purposes of determining whether a quorum is present at the Annual Meeting. “Broker non-votes” occur when certain nominees holding shares for beneficial owners do not vote those shares on a particular proposal because the nominees do not have discretionary authority to do so and have not received voting instructions with respect to the proposal from the beneficial owners. For purposes of calculating votes in the election of directors, broker non-votes and abstentions will not be counted as votes and will not affect the results of the vote. Brokers have discretionary authority to vote on the amendment of our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of our Common Stock and on the ratification of our independent registered public accounting firm but not on the approval of the new 2009 Equity Incentive Plan. If a broker submits a “non-vote” on these proposals, it will have the same effect as a vote against the approval of the new 2009 Equity Incentive Plan, the amendment of our Amended and Restated Certificate of Incorporation and the ratification of our independent registered public accounting firm.

The shares represented by all valid proxies received will be voted in the manner specified on the proxies. Where specific instructions are not indicated on a valid proxy, the shares represented by such proxies received will be voted: “For” the election of the director nominees named in this proxy statement, “For” the approval of the new 2009 Equity Incentive Plan, “For” the amendment to our Amended and Restated Certificate of Incorporation to approve the increase in the number of authorized shares of Common Stock, “For” the ratification of the selection Ernst & Young LLP as our independent registered public accounting firm for the current year and in accordance with the best judgment of the persons named in the proxy for any other matter that properly comes before the Annual Meeting.

Methods of Voting; Changing Votes

Stockholders may vote shares of our Common Stock using any of the following means:

Voting by Proxy Cards.  A registered stockholder may vote shares until voting is completed at the Annual Meeting by returning a duly completed and executed proxy card to Dendreon Corporation, 3005 First Avenue, Seattle, Washington 98121, Attention: Corporate Secretary. All proxy cards received by us that have been properly signed and have not been revoked will be voted in accordance with the instructions contained in the proxy cards. If a signed proxy card is received which does not specify a vote or an abstention, the shares represented by that proxy card will be voted “For” the director nominees to our Board of Directors listed on the proxy card, “For” the approval of the new 2009 Equity Incentive Plan, “For” the approval of the increase in the number of authorized shares of Common Stock and “For” the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009.

Voting by Telephone or Internet.  A registered stockholder may vote shares until 11:59 p.m. Pacific Time on June 9, 2009 by calling the toll-free number indicated on the proxy card and following the recorded instructions or by accessing the website indicated on the proxy card and following the instructions provided. When a stockholder votes by telephone or Internet, his, her or its vote is recorded immediately.

Voting by Attending the Annual Meeting.  A stockholder may vote shares in person at the Annual Meeting. A stockholder planning to attend the Annual Meeting should bring proof of identification. Prior notice by contacting Investor Relations at (206) 829-1500 or IR@Dendreon.com is appreciated. If a stockholder attends the Annual Meeting, he, she or it may also submit his, her or its vote in person, and any previous votes that were submitted by the stockholder, whether by Internet, telephone or mail, will be superseded by the vote that such stockholder casts at the Annual Meeting. Further, if the shares are held of record by a broker, bank or other nominee and a stockholder wishes to vote at the Annual Meeting, he, she or it must obtain a proxy issued in his, her or its name from the record holder in accordance with the materials and instructions for voting provided by his, her or its broker, bank or other nominee.

Voting by “Street Name” Stockholders.  If stockholders hold shares in “street name,” which means shares are held in the name of a broker, bank or other nominee, then those stockholders may vote in accordance with the materials and instructions for voting the shares provided by their broker, bank or other nominee. If “street name” stockholders wish to vote shares at the Annual Meeting, then they must obtain proxies from their broker, bank or other nominee in order to vote their shares at the Annual Meeting in accordance with the materials and instructions for voting provided by his, her or its broker, bank or other nominee.

Changing Votes.  A stockholder may change his, her or its vote at any time before it is voted at the Annual Meeting by (1) delivering a proxy revocation or another duly executed proxy bearing a later date to Dendreon Corporation, 3005 First Avenue, Seattle, Washington 98121, Attention: Corporate Secretary; (2) voting again by telephone or Internet in the manner described above; or (3) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not revoke a proxy unless the stockholder actually votes in person at the meeting. “Street name” stockholders who want to revoke or change their votes after returning voting instructions to their broker, bank or other nominee may do so in accordance with the materials and instructions provided by their broker, bank or other nominee or by contacting such broker, bank or other nominee to effect the revocation or change of vote.

Counting of Votes

Representatives of BNY Mellon Shareowner Services LLC, the transfer agent and registrar for our Common Stock, will count the votes and act as the independent inspector of the election at the Annual Meeting.

Stockholder Proposals

Each stockholder’s notice must contain certain prescribed information required by our Amended and Restated Bylaws as to each matter the stockholder proposes to bring before the annual meeting, as well as a representation whether the stockholder intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of our outstanding capital stock required to approve the nomination or proposal and/or otherwise to solicit proxies from stockholders in support of the nomination or proposal. The full text of the provisions of our Bylaws dealing with stockholder nominations and proposals is available on the SEC’s website, free of charge, at http://www.sec.gov. In addition, a copy of the full text of our Bylaws may be obtained from our Corporate Secretary upon written request.

Under the SEC’s rules, stockholders who wish to submit proposals for inclusion in the proxy statement of our Board of Directors for the 2010 Annual Meeting of Stockholders must submit such proposals so that they are received by us at 3005 First Avenue, Seattle, Washington 98121, on or before December 31, 2009. Stockholders who do not wish to use the mechanism provided by the rules of the SEC in proposing a matter for action at the next annual meeting must notify us in writing of the proposal and the information required by the provisions of our Amended and Restated Bylaws dealing with advance notice of stockholder proposals and director nominations. Pursuant to the advance notice provision of our Bylaws, the notice must be submitted in writing to us not less than 90 days nor more than 120 days before the first anniversary of the previous year’s annual meeting. Accordingly, any stockholder proposal for next year’s meeting submitted to us on or between February 10, 2010 and March 12, 2010 will be considered filed on a timely basis.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board of Directors is currently composed of eight members. There are three directors in the class whose term of office expires at the close of the Annual Meeting in 2009: Susan B. Bayh, M. Blake Ingle, Ph.D. and David L. Urdal, Ph.D. Mr. Ingle has determined not to stand for re-election to the Board of Directors for a new three-year term and our Board of Directors has adopted a resolution to reduce the size of our Board of Directors from eight to seven members concurrent with the close of the Annual Meeting. Accordingly, the class elected at the Annual Meeting will consist of two directors. Each of the nominees for election to this class is currently a director of our Company who was previously elected by the stockholders and has been nominated for re-election upon recommendation of our Corporate Governance Committee and our Board of Directors. If elected at the Annual Meeting, Ms. Bayh and Dr. Urdal would serve until the 2012 Annual Meeting and until her or his successor is elected and has been duly qualified, or until such director’s earlier death, resignation or removal.

Directors are elected by a plurality of the votes cast, present in person or represented by proxy and entitled to vote at the Annual Meeting. Proxies will be voted, unless authority is withheld, for the election of the two nominees named below. In the event that any nominee should become unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Board of Directors may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

Set forth below is biographical information for each person nominated for election at the Annual Meeting for a term expiring at the 2012 Annual Meeting and each person whose term of office as a director will continue after the Annual Meeting.

Nominees for Election for a Three-Year Term Expiring at the 2012 Annual Meeting

Susan B. Bayh, age 49, has served as one of our directors since our acquisition of Corvas International, Inc. (“Corvas”), a biotechnology company, in July 2003. Prior to that, she had served as a director of Corvas since June 2000. From 1994 to 2004, she has been a Distinguished Visiting Professor at the College of Business Administration at Butler University in Indianapolis, Indiana. From 1994 to 2001, she was a Commissioner for the International Commission between the United States and Canada, overseeing compliance with environmental and water level treaties for the United States-Canada border. From 1989 to 1994, Ms. Bayh served as an attorney in the Pharmaceutical Division of Eli Lilly and Company, a pharmaceutical company. She currently serves on the Boards of Directors of Wellpoint, Inc., a health benefits company, Dyax Corp., a biotechnology company, Curis, Inc., a therapeutic drug development company, Emmis Communications, a diversified media company, and MDRNA, Inc., a biotechnology company. Ms. Bayh received a B.S. from the University of California, Berkeley and her J.D. from the University of Southern California Law School.

David L. Urdal, Ph.D., age 59, has served as our Senior Vice President and Chief Scientific Officer since June 2004. In January 2006, Dr. Urdal assumed oversight of manufacturing operations for the Company. Prior to June 2004, he served as Vice Chairman of the Company’s Board of Directors and Chief Scientific Officer since joining the Company in July 1995. He served as the Company’s President from January 2001 to December 2003, and he served as the Company’s Executive Vice President from January 1999 through December 2000. From 1982 until July 1995, Dr. Urdal held various positions with Immunex Corporation, a biotechnology company, including President of Immunex Manufacturing Corporation, Vice President and Director of Development, and head of the departments of biochemistry and membrane biochemistry. Dr. Urdal serves as a director of VLST, a biotechnology company and ORE Pharmaceuticals, Inc., a pharmaceutical drug repositioning and development company. Dr. Urdal received a B.S. and M.S. in Public Health and a Ph.D. in Biochemical Oncology from the University of Washington.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE FOR THE ELECTION OF EACH NAMED NOMINEE.

Directors Continuing in Office until the 2010 Annual Meeting

Gerardo Canet, age 63, has served as one of our directors since December 1996. Mr. Canet is Chairman of the Board of Directors of IntegraMed America, Inc., and from 1994 to 2005, served as its Chief Executive Officer. IntegraMed provides services to patients and medical practices that specialize in the diagnosis and treatment of infertility. Mr. Canet received a B.A. in Economics from Tufts University and an M.B.A. from Suffolk University.

Bogdan Dziurzynski, D.P.A., age 60, has served as one of our directors since May 2001. Since 2001, Dr. Dziurzynski has been a consultant in strategic regulatory management to the biotechnology industry and serves on the Board of Directors of Allostera Pharma Inc. and the Biologics Consulting Group, Inc. Dr. Dziurzynski is a fellow and past chairman of the board of the Regulatory Affairs Professional Society. He also serves as an advisory board member of Integrated Biotherapeutics, Inc. From 1994 to 2001, Dr. Dziurzynski was the Senior Vice President of Regulatory Affairs and Quality Assurance for MedImmune, Inc., a biotechnology company. From 1988 to 1994, Dr. Dziurzynski was Vice President of Regulatory Affairs and Quality Assurance for Immunex Corporation, a biotechnology company. Dr. Dziurzynski has a B.A. in Psychology from Rutgers University, an M.B.A. from Seattle University and a Doctorate in Public Administration from the University of Southern California.

Douglas G. Watson, age 64, has served as one of our directors since February 2000. Mr. Watson is Chief Executive Officer of Pittencrieff Glen Associates, a consulting firm that he founded in July 1999. From January 1997 to May 1999, Mr. Watson served as President and Chief Executive Officer of Novartis Corporation, the U.S. subsidiary of Novartis AG. From April 1996 to December 1996, Mr. Watson served as President and Chief Executive Officer of Ciba-Geigy Corporation, which merged into Novartis Corporation in December 1996. Mr. Watson’s career spanned 33 years with Novartis, having joined Geigy (UK) Ltd. in 1966. Mr. Watson also currently serves as chairman of OraSure Technologies, Inc., a medical diagnostics company, chairman of Javelin Pharmaceuticals, Inc., a pharmaceutical company, and as a director of Genta Incorporated, a biopharmaceutical company, and BioMimetic Therapeutics, Inc., a pharmaceutical company. Mr. Watson received an M.A. in Pure Mathematics from Churchill College, Cambridge University and holds an ACMA qualification as an Associate of the Chartered Institute of Management Accountants.

Directors Continuing in Office until the 2011 Annual Meeting

Richard B. Brewer, age 58, has served as our Chairman of the Board of Directors since June 2004 and has served as one of our directors since February 2004. He is the founding partner of Crest Asset Management, a management advisory and investment firm, a position he has held since January 2003. Since 2006, Mr. Brewer has served as the President and CEO of Arca Biopharma, Inc., a biopharmaceutical company focused on genetically-targeted therapies for heart failure. From September 1998 until February 2004, Mr. Brewer served as Chief Executive Officer and President of Scios Inc., a biopharmaceutical company. From 1996 until 1998, Mr. Brewer served as the Chief Operating Officer at Heartport, a cardiovascular device company. From 1984 until 1995, Mr. Brewer was employed by Genentech, Inc., a biotechnology company, and served as its Senior Vice President of Sales and Marketing, and Senior Vice President of Genentech Europe and Canada. Mr. Brewer serves as a director of SRI International, an independent, non-profit research group. He is an advisory board member at the Kellogg Graduate School of Management Center for Biotechnology at Northwestern University. Mr. Brewer holds a B.S. from Virginia Polytechnic Institute and an M.B.A. from Northwestern University.

Mitchell H. Gold, M.D., age 42, has served as our Chief Executive Officer since January 1, 2003, and as a director since May 2002. Dr. Gold also served as our Vice President of Business Development from June 2001 to May 2002, and as our Chief Business Officer from May 2002 through December 2002. From April 2000 to May

2001, Dr. Gold served as Vice President of Business Development and Vice President of Sales and Marketing for Data Critical Corporation, a company engaged in wireless transmission of critical healthcare data, now a division of GE Medical. From 1995 to April 2000, Dr. Gold was the President and Chief Executive Officer, and a co-founder of Elixis Corporation, a medical information systems company. From 1993 to 1998, Dr. Gold was a resident physician in the Department of Urology at the University of Washington. Dr. Gold currently serves on the boards of the University of Washington/Fred Hutchinson Cancer Research Center Prostate Cancer Institute and the Washington Biotechnology and BioMedical Association and on the governing board of the Biotechnology Industry Organization’s Emerging Company Section. Dr. Gold received a B.S. from the University of Wisconsin-Madison and an M.D. from Rush Medical College.

BOARD OF DIRECTORS

Director Independence

Our Corporate Governance Committee and our Board of Directors have determined that all six of our current and all five of our continuing non-employee directors are independent under the rules of the SEC and the listing standards of The Nasdaq Stock Market, Inc. (“Nasdaq”). Those continuing independent directors are Ms. Bayh, Mr. Brewer, Mr. Canet, Dr. Dziurzynski, and Mr. Watson. Dr. Gold and Dr. Urdal are not independent based on their service as our Chief Executive Officer and President, and our Senior Vice President and Chief Scientific Officer, respectively. In making its independence determinations, the Corporate Governance Committee each year reviews any transactions and relationships between the director, or any member of his or her immediate family, and the Company, and is based on information provided by the director, Company records and publicly available information during the year. Specifically, the Corporate Governance Committee will consider the following types of relationships and transactions: (1) principal employment of and other public company directorships held by each non-employee director; (2) contracts or arrangements that are ongoing or which existed during any of the past three fiscal years between our Company and any entity for which the non-employee director, or his or her immediate family member, is an executive officer or greater-than-10% stockholder; and (3) contracts or arrangements that are ongoing or which existed during any of the past three fiscal years between our Company and any other public company for which the non-employee director serves as a director. During 2008, there were no relationships or transactions in these categories reviewed by the Corporate Governance Committee, nor were there any other similar relationships or transactions the Corporate Governance Committee considered.

Classification of Directors; Board Vacancies

Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide for the division of our Board of Directors into three classes, each class consisting, as nearly as possible, of one-third of the total number of directors, with each class having a three-year term. Vacancies on the Board of Directors may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board of Directors to fill a vacancy (including a vacancy created by an increase in the number of directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director’s successor is elected and qualified.

Board of Directors Meetings

In 2008, the Board of Directors held eight meetings. We encourage but do not require the directors to attend the Annual Meeting. We schedule a regular meeting of the Board of Directors immediately following the Annual Meeting. All of our directors attended the 2008 Annual Meeting of Stockholders. All directors attended more than 75% of the aggregate of the meetings of the Board and the committees on which he or she served.

Committees of the Board of Directors

The Board of Directors has three standing committees: an Audit Committee, a Compensation Committee and a Corporate Governance Committee, each of which has a written charter that is available on our investor relations website at http://investor.dendreon.com/governance.cfm. The authority and responsibilities of each of these committees meet Nasdaq listing standards and SEC guidelines, as applicable.

Audit Committee

The primary responsibility of the Audit Committee is to oversee our financial reporting process on behalf of the Board of Directors. Among other things, the Audit Committee is responsible for overseeing our accounting and financial reporting processes and audits of our financial statements, reviewing and discussing with our independent auditors critical accounting policies and practices for our Company, engaging in discussions with management and the independent auditors to assess risk for the Company and management thereof, and reviewing with management and the independent auditors the effectiveness of our internal controls and disclosure controls and procedures. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of our independent auditors, including the resolution of disagreements, if any, between management and the auditors regarding financial reporting. In addition, the Audit Committee is responsible for reviewing and approving any related party transaction that is required to be disclosed pursuant to Item 404 of Regulation S-K promulgated under the Exchange Act.

During 2008 the Audit Committee was composed of Mr. Watson (Chair) and Drs. Dziurzynski and Ingle, each of whom the Board of Directors determined was independent under SEC rules and Nasdaq listing standards. The Audit Committee met eight times during 2008. The Board of Directors determined based on relevant business experience that each of Mr. Watson and Dr. Ingle is an “audit committee financial expert,” as that term is defined in Item 407(d)(5) of Regulation S-K.

Compensation Committee

The Compensation Committee develops compensation policies and implements compensation programs, makes recommendations annually concerning salaries and incentive compensation, awards stock options and restricted stock to officers and employees under our stock incentive plans and otherwise determines compensation levels and performs such other functions regarding compensation as the Board of Directors may delegate in accordance with the Compensation Committee Charter, which is available on our investor relations website. Compensation for our named executive officers each year is usually determined prior to the first quarter of the relevant year. When determining annual compensation levels and targets, the Compensation Committee reviews and approves individual and corporate goals and objectives for the current year, evaluates individual performance in light of the goals and objectives established for the prior year, considers competitive market data and establishes compensation based on these factors or in the case of our named executive officers, makes recommendations to our Board of Directors, who then act as a whole to set compensation based on these factors. The values of each component of total direct compensation (base salary, target annual cash incentive and equity awards) for the current year, as well as total annual compensation for the prior year are all considered collectively by our Compensation Committee as part of this process.

Our Compensation Committee has the authority to engage the services of outside advisors, experts and others to assist our Compensation Committee in determining the compensation of our executive officers. Our Compensation Committee may, from time to time, delegate certain authority to authorized persons internally, including our human resources department, to carry out certain administrative duties. The Compensation Committee holds executive sessions (with no members of management present) at the majority of its meetings.

The Compensation Committee is currently composed of Mr. Canet (Chair), Ms. Bayh and Dr. Dziurzynski, each of whom is independent under Nasdaq listing standards. The Compensation Committee met six times during 2008. No member of our Compensation Committee has been an officer or employee of our Company at any time. None of our executive officers during 2008 served as a director or as a member of the compensation committee of another entity that has an executive officer who served as a director of the Company or on our Compensation Committee during 2008.

Corporate Governance Committee

The Corporate Governance Committee considers and makes recommendations regarding corporate governance requirements and principles, periodically reviews the performance and operations of the standing committees of the Board of Directors and evaluates and recommends individuals for membership on the Company’s Board of Directors and committees. The Corporate Governance Committee Charter is available on our investor relations website.

Potential nominees for director are referred to the Corporate Governance Committee for consideration and evaluation. If the Committee identifies a need to replace a current member of the Board of Directors, to fill a vacancy in or to expand the size of the Board of Directors, the Corporate Governance Committee will consider those individuals recommended as candidates for Board membership, including those recommended by stockholders, and hold meetings to evaluate biographical information and background material relating to candidates, and interview any selected candidates.

According to its adopted policy, the Corporate Governance Committee may use multiple sources for identifying director candidates, including its own contacts and referrals from other directors, members of management, our advisors and executive search firms. The Corporate Governance Committee will consider director candidates recommended by stockholders and will evaluate those candidates in the same manner as candidates recommended by other sources if stockholders submitting recommendations follow the procedures established by the Corporate Governance Committee. We did not implement any changes to our process for stockholder recommendations of director nominees during 2008.

In making recommendations for director nominees for an annual meeting of stockholders, the Corporate Governance Committee will consider any written recommendations of director candidates by stockholders received by our Corporate Secretary not later than the close of business on the 90th day nor earlier than the 120th day prior to the first anniversary of the previous year’s annual meeting of stockholders. Recommendations must include the candidate’s name and contact information and a statement of the candidate’s background and qualifications, as well as the name and contact information of the stockholder or stockholders making the recommendation, and such other information as may be required under our Amended and Restated Bylaws. Recommendations must be mailed to Dendreon Corporation, 3005 First Avenue, Seattle, Washington 98121, Attention: Corporate Secretary, faxed to our Corporate Secretary at (206) 219-7211 or e-mailed to secretary@dendreon.com.

No stockholder recommendations for director nominees were received for consideration at the Annual Meeting.

The Board of Directors does not currently prescribe any minimum qualifications for director candidates. The Corporate Governance Committee will consider our current needs and the qualities needed for Board of Directors service, including experience and achievement in business, finance, biotechnology, health sciences or other areas relevant to our activities; reputation, ethical character and maturity of judgment; diversity of viewpoints, backgrounds and experiences; absence of conflicts of interest that might impede the proper performance of the responsibilities of a director; independence under SEC rules and the listing standards of Nasdaq; service on other boards of directors; sufficient time to devote to Board of Directors matters; and the ability to work effectively with other members of our Board of Directors.

The Corporate Governance Committee is currently composed of Ms. Bayh (Chair), Mr. Brewer and Dr. Ingle. Each Committee member is independent under Nasdaq listing standards. The Corporate Governance Committee met four times during 2008.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

We have established a procedure for stockholders to communicate with the Board of Directors or a particular Board committee. Communications should be in writing, addressed to: Dendreon Corporation, 3005 First Avenue, Seattle, Washington 98121, and marked to the attention of the Board of Directors or any of its individual committees. Copies of all communications so addressed will be promptly forwarded to the chair of the committee involved, or in the case of communications addressed to the Board of Directors as a whole, to the Corporate Governance Committee.

DIRECTOR COMPENSATION

We compensate only our non-employee directors for serving on our Board of Directors. Our Board of Directors has adopted guidelines for the compensation of our non-employee directors, which were revised in December 2008 to be applicable on a prospective basis. During 2008, each non-employee director received an annual retainer of $35,000 that is paid ratably at the end of each quarter. In addition, the Chairman of the Board received an additional $75,000 retainer per year, and the chairs of each of our Audit, Compensation and Corporate Governance Committees received an additional $10,000, $8,000 and $4,000, respectively, retainer per year. These amounts are also paid ratably at the end of each quarter. For 2008, the total aggregate cash compensation earned by our non-employee directors was $324,500. These guidelines were updated for 2009, such that the annual retainer paid to each board member will be $40,000, and the chairs of our Audit, Compensation and Corporate Governance Committees will receive an additional retainer of $15,000, $10,000 and $6,000, respectively. We also reimburse each of our directors for expenses incurred in connection with attending Board of Directors’ meetings and for their service as directors in accordance with Company policy.

During 2008, our policy was to grant our non-employee directors an initial equity grant of an option to purchase 22,500 shares of Common Stock under our amended 2000 Equity Incentive Plan, which we refer to as our 2000 Equity Incentive Plan. The option vested as to 7,500 of the shares on each of the grant date and the first two anniversaries of the grant date. In December 2008, these guidelines were changed such that the initial equity grant to non-employee directors would instead be an award not to exceed two times the amount of the then-current annual grant. The 2000 Equity Incentive Plan also provides that each non-employee director will receive, in the third December following his or her election to the Board of Directors and each December thereafter, an annual grant of a fully exercisable option to purchase the number of shares of Common Stock equal to $100,000 divided by a number representing the value of an option to purchase one share of Common Stock as of the grant date. In lieu of the automatic grant for 2008, in December 2008 our non-employee directors approved the grant of 12,500 shares to each director serving at the end of 2008, which vested upon grant in January 2009. Under the 2000 Equity Incentive Plan, we determine the value of the grant to our non-employee directors of an option to purchase one share of Common Stock each year using the Black-Scholes-Merton option valuation methodology and assumptions described in our financial statements to estimate the value of compensatory stock options. All options granted to our non-employee directors are granted with an exercise price equal to the closing price of our Common Stock on the Nasdaq Global Market on the grant date.

The table below sets forth, for each non-employee director, the amount of cash compensation paid by us and the value of stock awards received from us for his or her service during 2008:

2008 Director Compensation Table

	Fees Earned or Paid in Cash		Stock Awards	Total
Name	($)		($)(1)(2)	($)

Richard B. Brewer	$110,000	(3)	$57,625	$167,625
Susan B. Bayh	39,000	(4)	57,625	96,625
Gerardo Canet	43,000	(5)	57,625	100,625
Bogdan Dziurzynski, D.P.A	35,000		57,625	92,625
M. Blake Ingle, Ph. D.	35,000		57,625	92,625
Ruth B. Kunath	17,500	(6)	—	17,500
Douglas G. Watson	45,000	(7)	57,625	102,625

(1)	Our non-employee directors had vested option awards outstanding as of December 31, 2008 for the following number of shares: Mr. Brewer, 104,171; Ms. Bayh, 101,721; Mr. Canet, 109,171; Dr. Dziurzynski, 114,171; Dr. Ingle, 100,821; and Mr. Watson, 128,071.

(2)	Amounts shown reflect the compensation cost recognized by us in 2008 with respect to restricted stock awards granted in January 2009 for 2008 services, as determined in accordance with the Financial Accounting Standards Board’s Statement of Financial Accounting Standards No. 123(R), Share-Based Payment (“SFAS 123(R)”) (except that estimated forfeitures have been disregarded for this purpose). The assumptions used to determine these amounts are discussed in Note 10 of the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008. Each currently serving non-employee director received a grant in January 2009 of 12,500 restricted shares. The grant date fair value of the restricted stock awarded to each of these non-employee directors in January 2009 was $57,625.

(3)	Amounts shown include retainer and Chairman of the Board fee earned during 2008.

(4)	Amounts shown include retainer and Corporate Governance Committee chair fee earned during 2008.

(5)	Amounts shown include retainer and Compensation Committee chair fee earned during 2008.

(6)	Ms. Kunath retired as a Board member in June 2008 and accordingly did not receive a stock award for 2008.

(7)	Amounts shown include retainer and Audit Committee chair fee earned during 2008.

Under the corporate governance principles adopted by our Board of Directors in 2005, our non-employee directors are encouraged to own stock in our Company in an amount equal to one times the annual general Board of Directors’ retainer. This ownership target is intended to be achieved within twenty-four months after a director joins our Board of Directors, and stock acquired to satisfy the target is expected to be a long-term investment. As of December 31, 2008, half of our non-employee directors met their applicable ownership guidelines. However, following the grant of shares to each non-employee director in January 2009 in lieu of option grants for 2008 service, each of our non-employee directors met this goal.

COMPENSATION DISCUSSION AND ANALYSIS

Objectives of our Executive Compensation Program

Our Company’s mission is to discover, develop and commercialize new therapeutics that target cancer and have the power to transform lives. To achieve this mission, we seek to attract and retain the most talented executive officers and other employees, reward them for helping achieve our business objectives and motivate them to enhance long-term stockholder value by achieving commercialization of our primary product candidate and other corporate goals. As a result, the goals of our executive compensation program are to align senior executive compensation with the achievement of our Company’s business objectives and corporate performance. Each year, we expect that if we achieve our corporate objectives, our executive compensation program will reward our named executive officers for the multiple responsibilities that they have met in helping us succeed in reaching our goals. We also expect that compensation for our named executive officers will be less in years in which we do not achieve all of our corporate objectives. We also set individual goals for our executive officers, the achievement or partial achievement of which will also factor into our annual compensation review.

Role of Our Compensation Committee

Our Company’s compensation policies and practices are developed by the Compensation Committee of our Board of Directors and implemented by our Board of Directors upon the recommendation of the Compensation Committee. The Compensation Committee’s responsibility is to review and consider annually the performance of our management in achieving both corporate and individual goals and objectives and to assure that our Company’s compensation policies and practices are competitive and effective to motivate management. The responsibilities of the Compensation Committee are laid out in its charter and include:

•	taking any and all actions that may be taken by our Board of Directors with respect to determining the compensation level of officers and employees of our Company;

•	proposing the adoption, amendment and termination of equity incentive plans, stock purchase plans, and tax-qualified profit sharing plans, and other similar programs, which we refer to as our compensation plans;

•	granting awards under and participation in our compensation plans to eligible participants; and

•	reviewing, advising and approving such other compensation matters as our Board of Directors may wish.

Our Compensation Committee met six times in 2008. In addition, the Compensation Committee held discussions with management, approved compensation plan awards, adopted a new offering under our employee stock purchase plan, reviewed and structured our corporate objectives, which are also approved by the full Board, determined individual performance against previously established goals and reviewed the elements and structure of our total compensation packages for 2008. In addition, in August 2008 the Compensation Committee retained Radford Surveys and Consulting (referred to as Radford) to conduct a new review of our compensation programs and recommend changes to align our executive pay practices to maintain a competitive market position.

Role of our Compensation Consultant and Benchmarking Practices in 2008

At the time the Compensation Committee recommended executive pay structure for 2008, in particular base salary and bonus targets for our named executive officers, the primary resources used were a comprehensive November 2004 executive compensation analysis conducted by Mellon Human Resources & Investor Solutions (which we refer to as the Mellon report) and a report rendered in 2006 by Mercer Human Resource Consulting (which we refer to as the Mercer report). The Mellon report contained various valuation assessments upon which compensation decisions, including the level and amount of equity awards, had been based in following years, and the Mercer report had served as an updated review with regard to our benchmarking practices and market assessment of the competitiveness of our pay practices. In addition, we obtained current Radford survey data regarding other comparable biotechnology companies as a means to verify the continuing validity of the practices adopted in light of the recommendations of the Mellon and Mercer reports. Our Compensation Committee also reviewed again for 2008 our compensation allocation practices for our named executive officers regarding cash payments and equity incentives, and long-term compensation components in the context of the Mellon and Mercer reports, and the current Radford survey data.

In August 2008, our Compensation Committee chose, after a detailed request for proposal process, to retain Radford to conduct a comprehensive competitive review and analysis of our executive and equity compensation programs with the specific goal of helping position the Company for the potential commercialization of our products during 2009. As part of its review, Radford reviewed our compensation philosophy and existing peer group, and in November 2008 presented its findings to the Compensation Committee regarding its competitive assessment of the base salary, target total cash compensation, long-term incentives and total direct compensation that we pay our executive officers. In addition, Radford reviewed our existing executive employment agreements, which contain change-in-control severance benefits. In conducting its analysis, Radford reviewed the compensation payable to our named executive officers, and also six other vice president-level positions, within our Company. The November 2008 Radford survey reflected a finding that the equity component of the Company’s compensation program was significantly lower than the approved peer group, consisting of biotechnology companies pre-commercial product launch or at an early stage of commercialization and a market capitalization range of approximately $275 million to $1.7 billion, approximately 33 — 300% to that of our Company at that time. This peer group was chosen as a blend of companies reflecting our Company’s stage of development and taking into consideration possible outcomes of the Company’s ongoing Phase III trial for Provenge. The December 2008 Radford survey peer group consisted of:

•	Acorda Therapeutics, Inc.;

•	Affymax, Inc.;

•	Arena Pharmaceuticals, Inc.;

•	Cadence Pharmaceuticals, Inc.;

•	CV Therapeutics, Inc.;

•	Exelixis, Inc.;

•	GTx, Inc.;

•	Idenix Pharmaceuticals, Inc.;

•	InterMune, Inc.;

•	Momenta Pharmaceuticals, Inc.;

•	Orexigen Therapeutics, Inc.;

•	Osiris Therapeutics, Inc.;

•	Pain Therapeutics, Inc.;

•	POZEN, Inc.;

•	Progenics Pharmaceuticals, Inc.;

•	Rigel Pharmaceuticals, Inc.;

•	Savient Pharmaceuticals, Inc.;

•	Seattle Genetics, Inc.;

•	Theravance, Inc.;

•	XenoPort, Inc.; and

•	ZymoGenetics, Inc.

Overall, the November 2008 Radford survey found that the base salary component for our Company, including base and target bonus, fell between the 50th and 60th percentile of the determined peer group, with individual exceptions, which met the Company’s compensation philosophy. The equity component, however, was historically closer to the 25th percentile, and therefore was not within the Company’s philosophy. This finding was a factor in the Compensation Committee’s recommendations regarding 2008 year-end equity awards. Due to the limitations in the Company’s available option pool under the Company’s existing equity plans, Radford recommended year-end restricted stock grants for named executive officers, which are discussed below.

Our Compensation Committee historically reviews a tally sheet setting forth all components of total compensation paid and payable to our named executive officers, including base compensation, annual cash incentives, long-term incentives consisting of equity awards, accumulated realized and unrealized stock option and restricted stock awards, and potential change of control and severance benefits. This tally sheet is helpful because it highlights the effect of compensation decisions made over time on each named executive officer’s total annual compensation, which historical information our Compensation Committee was able to review on the same page for comparative purposes. In this way, the tally sheet helps our Compensation Committee see the equity stake that each of our named executive officers holds in the Company, which is then used to review and evaluate potential equity awards in the current fiscal year. Our Compensation Committee continued the practice of reviewing a tally sheet for 2008 compensation decisions.

Role of our Management Team

We encourage appropriate involvement by our senior management team in determining our compensation practices. In general, our senior management team supports our Compensation Committee with its tasks of developing and implementing our executive compensation programs. Our management team, primarily through our human resources department, annually reviews Radford survey data for comparable biotechnology companies and determines management’s recommendations for overall annual salary increases across the entire Company and compensation levels for each of our executive officers, taking into consideration factors such as individual contributions and industry and competitive considerations. Performance goals are personally tailored for each of our named executive officers. Our Chief Executive Officer also conducts all performance evaluations for our senior vice presidents, which performance reviews factor into decisions with respect to annual cash incentive awards described below. Our Chief Executive Officer and our Senior Vice President of Corporate Development and General Counsel regularly attend Compensation Committee meetings, and our Chief Executive Officer presents his recommendations and performance evaluation results to the Compensation Committee generally at the Compensation Committee’s November meeting.

Executive Compensation Programs Design Considerations

As mentioned above, the objective of our executive compensation programs is to attract, motivate and retain highly qualified employees, including senior executive officers, to help us achieve our business objectives. The principal components of our executive compensation program are base salary, annual cash incentives and long-term equity incentives. Our Compensation Committee determines the amounts to recommend to the Board of Directors for each compensation element for each named executive officer as a result of management recommendations, any relevant consultant recommendations and benchmarking reviews, as well as based on its review of past corporate performance and goals for future corporate performance. Historically, given our lack of profitability to date and in order to provide a performance incentive, we have heavily-weighted total compensation in favor of equity incentive awards as compared to cash compensation. We expect to continue this practice as we continue to focus on sustainable business growth.

We have designed the elements of our executive compensation program, and our decisions regarding the amount paid for each element, to work together to meet our overall compensation objectives. Decisions regarding each element of compensation are considered when our Compensation Committee reviews the total compensation arrangement for each named executive officer and our executive officers as a group. In terms of the overall design of our executive compensation program, we generally emphasize incentive compensation components that are flexible and take into consideration our overall strategic advancement during the relevant calendar year with respect to designated corporate goals and, when applicable, individual contributions. As a result of our benchmarking activities described above, each component of our executive compensation program has been chosen to appropriately motivate and reward our executives for a company at our stage of development within the highly competitive biotechnology industry and geographic region of our operations.

Our long-term incentive program, in particular, is designed so that a significant portion of each named executive officer’s total direct compensation is delivered in the form of equity (which for 2008 consisted of both stock options and restricted stock awards), rather than cash, to create incentives for long-term performance and to promote alignment with stockholder interests over the relevant periods. In this way, our named executive officers will receive substantially increased compensation if our stockholders experience increased value, instead of simply receiving median salary compensation adjustments year-after-year, regardless of Company performance. Based on the recommendation of management, our named executive officers did not receive an increase in base salary for 2008 and instead received increased long-term equity awards, as discussed below. We believe options remain a desirable incentive tool for both executive officers and employees generally. However in recent years we have emphasized restricted stock awards for existing employees as a more stable award to incentivize employees given the volatility of our stock, and also due to the declining pool of available shares under our existing equity award plans.

We also encourage important individual contributions to our Company’s success and attempt to appropriately spur extraordinary efforts and achievement by rewarding our named executive officers for attaining our Company’s objectives. Under the incentive components of our executive compensation program, we focus on achievement of significant Company objectives, which are discussed in further detail below.

Impact of Company and Individual Performance on Executive Compensation

Achieving our corporate objectives is essential for the success of our business, and we place significant focus on pay for performance. The still early-growth stage of our Company means that individual performance is critical in our achievement of our corporate objectives. We seek to encourage and reward both individual performance and the achievement of our corporate objectives through our incentive compensation components.

Annual cash incentive target opportunities are established each year as a percentage of base salary for each named executive officer. As discussed further below, payouts for the annual cash incentive opportunities are made based on two distinct evaluations: corporate objectives and individual performance. In this way, the annual cash incentive award is earned based on whether our Company achieves its pre-established strategic objectives as well as on an assessment of each named executive officer’s annual individual performance. Individual performance is evaluated based on the named executive officer’s individual contributions toward the achievement of our corporate objectives, which evaluation measures performance regarding factors including leadership, staff development, modeling Company values, fiscal responsibility, technical capabilities, teamwork, effective communication, quality and excellence, and corporate stewardship. For 2008, factors considered by the Compensation Committee included leadership, staff development and teamwork, as well as each named executive officer’s achievements against individually pre-determined goals for the year. In reviewing these factors, the Compensation Committee considered each named executive officer’s ability to lead his group or department, follow-through on commitments, contributions to teamwork,; and ability to coach and mentor employees.

Our named executive officers earn the Company performance portion of their annual cash incentive awards based on pre-established corporate objectives, and the individual performance portion of each annual cash incentive award is also based on pre-established targets or objectives. These objectives are subject to change over the course of the year as deemed appropriate by the Compensation Committee and our Board of Directors. The individual performance portion is subject to a discretionary, hindsight evaluation as to whether the officer is entitled to an increased or decreased reward for his or her efforts. Our Chief Executive Officer conducts all performance evaluations for our senior vice presidents, and our Chairman of the Board of Directors conducts the performance evaluation for our Chief Executive Officer.

The Compensation Committee does consider internal pay equity factors when setting individual performance goals and annual cash incentive target percentages and equity awards, and accordingly our senior vice presidents are frequently aligned in pay practices.

Analysis of 2008 Executive Compensation Components

As discussed above, we review and compare our total compensation and each compensation element through benchmarking processes to ensure the competitiveness of both our executive compensation program as a whole and the total compensation packages for our named executive officers. The principal components for the compensation of each of our named executive officers are:

•	base salary, which is reviewed on an annual basis;

•	annual cash incentive, which is determined each year based on the achievement of Company objectives and individual performance; and

•	long-term equity incentives (in 2007, we included performance acceleration events for certain of these awards which continued to be relevant to corporate goals in 2008).

Base Salary.  Base salary serves as the foundation of our executive compensation program. We pay base salary to attract and retain executives and to remain comparable with our peer companies. We establish the other key components of each named executive officer’s compensation package, including long-term equity incentives and termination payments, with reference to his or her base salary.

We establish base salaries for our named executive officers when they join our Company or upon promotion. Our Compensation Committee and Board of Directors annually review each named executive officer’s base salary. When reviewing base salaries, the Compensation Committee and Board of Directors consider corporate performance and executive performance reviews for the prior year, levels of responsibility, prior experience, breadth of knowledge and competitive pay practices. Annual increases in base salary are also generally tied to annual cost of living increases and market-driven annual salary increases across the entire Company or within our industry, as recommended by management based on its review of Radford survey data.

For 2008, our management team presented a proposal to the Compensation Committee for our senior executives to receive increased long-term equity compensation awards instead of base salary increases for the fiscal year. Our Compensation Committee reviewed, considered and adopted management’s proposal, and accordingly there were no increases in base salary for 2008 for the named executive officers. Our Compensation Committee made this decision based on its review of the benchmarking data and its determination at the end of 2007 that our named executive officers’ current equity compensation was generally lower than that paid by the peer group. For more information about our base salaries for 2006, 2007 and 2008, see “Executive Compensation — 2008 Summary Compensation Table” below.

Annual Cash Incentives.  As discussed above, we pay annual cash incentives to encourage and reward our named executive officers for both the achievement of our corporate objectives and individual performance. Actual payouts for our annual cash incentive awards for each named executive officer are based on a combination of achievement of specified Company and personal objectives established at the beginning of the year and individual performance (evaluated as discussed above), which is evaluated at the end of the year.

Annual cash incentive opportunities for our named executive officers for 2008 were established by our Compensation Committee in December 2007 as percentages of base salary. Our named executive officers’ 2008 target cash incentive awards, expressed as a percentage of base salary, were: Dr. Gold, 50%; Mr. Schiffman, 40%; Dr. Frohlich, 40%; Mr. Hamm, 40%; and Dr. Urdal, 40%. These bonus opportunity thresholds were established many years ago and are included in our executive employment agreements. For 2008, the corporate portion of our annual cash incentive opportunity was established at 80% for Dr. Gold and 75% for each of Messrs. Hamm and Schiffman and Drs. Frohlich and Urdal. These percentages were originally chosen when we adopted our management incentive plan in 2005 based on each named executive officer’s expected ability to impact corporate performance. Each year, our Compensation Committee retains the discretion to adjust target annual cash incentive awards to take into account changes in corporate circumstances and individual opportunities and performance throughout the year. Our Company’s primary mission for 2008 was to continue to advance Provenge® (sipuleucel-T), our most advanced active cellular immunotherapy product candidate, toward commercialization, which remains significantly dependent on the U.S. Food and Drug Administration, or FDA, response to our biologics license application for Provenge. To achieve this mission, we established the following specific and event-driven corporate objectives for 2008:

•	Goal 1: continued focus on achieving FDA approval of our biologics license application for Provenge, including the amendment of our special protocol assessment, obtaining and submitting to the FDA interim results from our IMPACT study in the event interim results were sufficiently positive to support FDA approval, furthering our relationship with our main component supplier for Provenge through increased commercial arrangements, and pursuit of further studies relative to supporting our BLA for Provenge and goals of commercialization (a weighting of 40%);

•	Goal 2: advancement of at least one other product candidate to clinical trial, defined as filing a new IND (a weighting of 20%);

•	Goal 3: pursue strategic opportunities for the Company regarding prospective transactions, with the goal of consummating at least one Board-approved transaction (a weighting of 20%); and

•	Goal 4: retain or raise cash to end 2008 with sufficient capital to cover approximately 12 months of operating costs and expenditures (a weighting of 20%).

We use generally non-quantifiable objectives such as these because advancing our primary product to market, and ensuring that we have enough capital to do so, are the primary ways in which we will achieve near-term Company success and secure value for our stockholders. For 2008, we achieved each of these goals with the exception of goal 3, and our Compensation Committee recommended a 85% payout of the corporate portion of the annual cash incentive target opportunities for Dr. Gold and Messrs. Hamm and Schiffman (based on a 125% achievement of goal 4 as a result of the two equity offerings undertaken during 2008) and a 80% payout of the corporate portion of the annual cash incentive target opportunities for Drs. Frohlich and Urdal, which recommendation our Board of Directors approved. Our corporate goals for 2009 will again consist mostly of operating, strategic and financial goals that are similar to last year’s goals with the primary focus on continuing to prepare for the commercialization of Provenge. Significantly, our corporate goals related to advancing towards commercialization of Provenge depend on a number of factors outside of our immediate control, including regulatory approvals, results from ongoing and new clinical trials and manufacturing requirements.

The balance of each named executive officer’s annual cash incentive payout was then determined based on individual performance, which was determined by our Compensation Committee through its evaluation of each officer’s performance review and measurement of the material factors as described above under “— Impact of Company and Individual Performance on Executive Compensation.” After reviewing each named executive officer’s 2008 performance evaluation, our Compensation Committee determined that the 20% individual performance component of Dr. Gold’s annual cash incentive opportunity would payout at 100%, resulting in Dr. Gold achieving 85% of his total annual cash incentive opportunity and a payout of approximately 47% (target was 50%) of his base salary. The Compensation Committee also determined that the 25% individual performance component of each of Drs. Frohlich and Urdal’s, and each of Messrs. Hamm and Schiffman’s, annual cash incentive opportunities would payout at 100%. Accordingly, while each named executive officer achieved 100% of his personal goals, total awards were capped at an amount equal to corporate goal performance. Our management incentive plan provides that the total bonus pool available to all employees is capped by our achievement of the Company’s corporate goals. For more information about our annual cash incentive awards and payouts for 2008, see “Executive Compensation — Summary Compensation Table” and “Executive Compensation — 2008 Grants of Plan-Based Awards Table” below.

Long-Term Equity Incentives.  We provide long-term equity incentive opportunities to our named executive officers to align senior executive compensation with our stockholders’ ownership interests, and to motivate our named executive officers to work to achieve specific operating goals that will generate stockholder value. By generating additional stockholder value, our named executive officers will also create equity rewards for themselves that bring their total compensation to competitive levels.

Our long-term incentive program for our named executive officers consists of stock options and restricted stock grants pursuant to our 2000 Equity Incentive Plan and our 2002 Broad-Based Equity Incentive Plan, each as amended. We refer to these two plans together as our stock plans. Our long-term incentive program also consists of the opportunity to purchase Common Stock through our 2000 Employee Stock Purchase Plan, in which our named executive officers participate on the same basis as all Company employees.

Our Compensation Committee has historically granted a mix of stock options and restricted stock as equity awards for both incentive and retention purposes under our stock plans. Stock options and restricted stock granted to our named executive officers under the stock plans generally vest over a four-year period, which time-based vesting encourages our executives to remain employed by us. We also believe in the inherent performance nature of options, as the value of the stock option to the executive will increase based on goal achievement that causes market appreciation of our Common Stock. We also believe that performance-based restricted stock grants allow us to target specific performance targets and reward named executive officers if those targets are met. Finally, we believe that time-based restricted stock grants serve as a strong retention vehicle at this critical juncture in our Company’s history. Through stock option and restricted stock grants, executives and employees receive significant equity as an incentive to assist us in building long-term stockholder value.

We generally make incentive equity awards during December and January each year, and occasionally make additional awards during the year for retention purposes. Additionally, in the event that an executive officer or a designated key employee is hired during the year, a grant may be made at the time of his or her commencement of employment. When making equity awards for 2008, our Compensation Committee agreed on an award measured in dollars for each named executive officer, and then distributed the agreed-upon value to the executive in the form of equity measured using the Black-Scholes-Merton method. Our Compensation Committee considers the number of outstanding options, both vested and unvested, and also prior restricted stock awards, both vested and unvested, held by our named executive officers when awarding new grants, which consideration may cause the Compensation Committee to increase or decrease the size of an additional grant.

For performance in 2008, the Compensation Committee approved restricted stock awards in December 2008, which were granted in January 2009, as a long term equity incentive in lieu of options primarily due to the decreasing share reserve under our stock plans, and the fact that restricted stock awards use proportionately fewer shares than option grants. The restricted stock awards made for 2008 were time-vested only given the significant percentage of outstanding equity grants for named executive officers which remain subject to a performance vesting condition. The number of shares subject to each award to the named executive officers was determined after considering the December 2008 Radford report regarding the competitiveness of our equity compensation practices, and, specifically, the finding that our Company’s historical equity awards to named executive officers were deemed to be below the target percentile when compared to our peer group. In December 2008, our Board of Directors approved the Compensation Committee’s recommendation to make the following time-based equity grants to our named executive officers:

•	to Dr. Gold, 175,000 shares of restricted stock; and

•	to each of Messrs. Hamm and Schiffman and Drs. Frohlich and Urdal, 85,000 shares of restricted stock.

The shares of restricted stock awarded to each of our named executive officers were granted on January 15, 2009, which was the third Thursday in January, pursuant to Company policy and vest over a four-year period beginning on the grant date with 25% of the award vesting on the first anniversary of the grant date, and the remaining shares then vesting quarterly over the next three years.

Perquisites and Other Elements of Compensation.  We generally do not provide significant perquisites to our named executive officers. In 2008, we paid for executive disability insurance premiums for Drs. Gold, Frohlich and Urdal and Messrs. Hamm and Schiffman. We additionally paid for the cost of certain health and non-health executive club memberships held by our named executive officers, which memberships may frequently involve business entertainment by our named executive officers on our behalf. Our $2,000 matching 401(k) plan contribution was available to all our employees.

Employment Agreements

We have entered into employment agreements with each of our named executive officers, which we refer to as our executive employment agreements. Each of our named executive officers are employed on an at-will basis without a specified term. Each of our executive employment agreements contains restrictive covenants that will apply following the executive’s termination of employment as follows:

•	our Chief Executive Officer is subject to a one-year non-competition covenant;

•	each of our senior vice presidents is subject to a nine-month non-competition covenant; and

•	each of our senior executives is subject to a one-year post-termination non-solicitation covenant.

For more information about our executive employment agreements, see “Executive Compensation — Summary of Executive Employment Agreements and Compensatory Terms” below.

Post-Termination Compensation and Benefits

The executive employment agreements also provide for certain post-termination payments and benefits as follows:

•	Severance generally

Upon termination without cause or resignation for good reason, our senior vice presidents will receive a lump-sum payment equal to 75% of their base salary and 75% of the target annual cash incentive award identified for the relevant year, and our chief executive officer will receive a lump-sum payment equal to 100% of his base salary for the relevant year and 100% of the target annual cash incentive award identified for the relevant year. In addition, each executive will receive full acceleration of all stock options and restricted stock awards held by him or her, will be entitled to payment for continued health benefits coverage by us for up to 18 months, and will receive up to $10,000 for outplacement services.

Upon termination for cause or voluntary termination by an executive, we will not pay any additional benefits other than for accrued and unpaid salary and vacation.

•	Severance payable within 12 months following a change of control

In the event of termination without cause or for good reason, our senior vice presidents will receive a lump-sum payment equal to 150% of their base salary and 100% of the target annual cash incentive award identified for the relevant year, and our chief executive officer will receive a lump-sum payment equal to 200% of his base salary and 100% of the target annual cash incentive award identified for the relevant year. In addition, each executive will receive full acceleration of all stock options and restricted stock awards held by him or her, will be entitled to payment for continued health benefits coverage by us for up to 18 months, and will receive up to $10,000 for outplacement services.

•	Severance payable in the event of other terminations (death or disability)

Upon death, a named executive officer’s beneficiary will continue to receive the executive’s base salary up to the earlier of six months or the commencement of death benefits, and the stock options and restricted stock awards held by the executive will be subject to full acceleration.

Upon disability, a named executive officer will continue to receive the executive’s base salary, less short-term disability payments, up to the earlier of six months or the commencement of long-term disability payments, and the executive will receive full acceleration of all stock options and restricted stock awards held by him or her.

•	Tax gross up benefits

None of our executive employment agreements includes a gross-up for excise taxes that would be payable by an executive on benefits in excess of the amount permitted under Section 280G of the Internal Revenue Code of 1986. The executive employment agreements provide that we will either pay the entire severance amount to the named executive officer, who will then be subject to and responsible for the excise tax, or we will reduce the severance to be paid to an amount low enough to avoid the tax to the executive, whichever alternative is the better result for the executive.

The provisions covering post-termination compensation and benefits described above were developed in 2004. In 2007 we synthesized and combined the terms of our then-existing employment agreements and our previous Executive Change in Control Severance Plan (terminated in 2007) into our new executive employment agreements, which embody these provisions. For more information about our new executive employment agreements, see “Executive Compensation — Summary of Executive Employment Agreements and Compensatory Terms” below. In reviewing and evaluating the compensation and benefits payable under these arrangements, the members of our Compensation Committee relied on their knowledge of similar post-termination arrangements for other companies with which the members were affiliated or familiar. For more information about our post-termination compensation and benefits, see “Executive Compensation — Potential Payments Upon Termination” below.

Stock Ownership and Retention Guidelines

We have not adopted stock ownership or equity retention guidelines for our named executive officers. To date, our compensation programs have been heavily weighted toward long-term equity incentives, and each of our named executive officers has a sizable equity interest in the Company, which equity interest consists of both stock options exercisable for shares of Common Stock and also restricted Common Stock. We may consider adopting equity ownership guidelines in the future if we determine it is appropriate and in the best interests of our Company and our stockholders.

Tax and Regulatory Considerations

Section 162(m) of the Internal Revenue Code limits us to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain executive officers in a taxable year. Compensation above $1 million may be deducted if it is performance-based compensation within the meaning of the Internal Revenue Code. Our Compensation Committee’s policy with respect to Section 162(m) is to try and preserve the deductibility of compensation payable to our named executive officers, although deductibility is only one among a number of factors considered in determining appropriate levels or means of compensation for these officers.

Our Compensation Committee has determined that stock options granted under the 2000 Equity Incentive Plan and the 2002 Equity Plan with an exercise price at least equal to the closing price of our Common Stock on the Nasdaq Global Market on the grant date will be treated as performance-based compensation.

Section 409A of the Internal Revenue Code requires that “nonqualified deferred compensation” be deferred and paid under plans or arrangements that satisfy the requirements of that statute with respect to the timing of deferral elections, timing of payments and certain other matters. Failure to satisfy these requirements can expose employees to accelerated income tax liabilities and penalty taxes and interest on their vested compensation under such plans. Accordingly, as a general matter, it is our intention to design and administer our compensation and benefits plans and arrangements for all of our employees, including our named executive officers, so that they are either exempt from, or satisfy the requirements of, Section 409A.

COMPENSATION COMMITTEE REPORT

The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and contained within this proxy statement with management and, based on such review and discussions, recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

From the members of the Compensation Committee of the Board of Directors,

Gerardo Canet (Chair)
Susan B. Bayh
Bogdan Dziurzynski, D.P.A.

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes the total compensation earned during 2006, 2007 and 2008 by our principal executive officer, principal financial officer and our three other most highly-paid executive officers. We refer to these officers collectively as our named executive officers. The named executive officers were determined by us as of December 31, 2008.

			Stock	Option	Non-Equity	All Other
Name and		Salary	Awards	Awards	Incentive Plan	Compensation	Total
Principal Position	Year	($)	($)(1)	($)(2)	Compensation(3)	($)(4)	($)

Mitchell H. Gold, M.D.,	2008	$500,000	$412,106	$468,185	$212,500	$13,536	$1,606,327
President and Chief	2007	500,000	237,935	255,129	232,500	11,796	1,237,360
Executive Officer	2006	475,000	302,600	205,700	296,876	14,036	1,294,211
Gregory T. Schiffman,	2008	360,000	325,271	123,201	122,400	5,032	935,904
Senior Vice President	2007	360,000	473,671	9,008	144,000	93,271	1,079,950
and Chief Financial Officer	2006	15,015	17,100	—	—	—	32,115
Mark W. Frohlich, M.D.,	2008	300,000	91,744	125,338	96,000	4,436	617,518
Senior Vice President for	2007	271,700	45,602	94,391	100,000	4,436	516,129
Clinical Affairs and Chief Medical Officer(5)
Richard F. Hamm, Jr.,	2008	329,175	156,850	181,380	111,920	7,330	786,655
Senior Vice President,	2007	329,175	109,961	129,401	131,671	7,231	707,439
Corporate Development,	2006	313,474	100,500	165,800	196,875	48,774	825,423
General Counsel and Secretary
David L. Urdal, Ph.D.,	2008	391,875	138,432	155,884	125,400	5,684	817,275
Senior Vice President	2007	391,875	68,531	74,235	156,750	5,684	697,075
and Chief Scientific Officer	2006	375,000	85,100	51,500	187,500	7,413	706,513

(1)	Amounts shown reflect the compensation cost recognized by us in 2008 with respect to restricted stock awards granted in 2008 and prior fiscal years, as determined in accordance with SFAS 123(R) (except that estimated forfeitures have been disregarded for this purpose). For additional information regarding our assumptions and methodologies, please see Note 10 of the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2008.

(2)	Amounts shown reflect the compensation cost recognized in 2008 with respect to stock option awards granted in prior fiscal years, as determined in accordance with SFAS 123(R) (except that estimated forfeitures have been disregarded for this purpose). For additional information regarding our assumptions and methodologies, please see Note 10 of the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2008. There were no forfeitures of stock options by the named executive officers during 2008.

(3)	Amounts shown reflect the named executive officers’ annual cash incentive payouts for 2008 performance, as further discussed above under “Compensation Discussion and Analysis.” These amounts were recommended by the Compensation Committee and approved by our Board of Directors at its December 3, 2008 meeting and were paid in January 2009.

(4)	Amounts shown include:

		401(k)	Insurance	Executive
		Employer Match	Premiums	Memberships	Miscellaneous	Total
Name	Year	($)	($)(i)	($)(ii)	($)(iii)	($)

M. Gold, M.D.	2008	$2,000	$1,607	$8,897	$1,032	$13,536
	2007	2,000	1,607	8,189	—	11,796
	2006	2,000	1,607	10,429	—	14,036
G. Schiffman	2008	2,000	3,032	—	—	5,032
	2007	2,000	2,526	—	88,745	93,271
	2006	—	—	—	—	—
M. Frohlich, M.D.	2008	2,000	2,436	—	—	4,436
	2007	2,000	2,436	—	—	4,436
R. Hamm	2008	2,000	2,561	2,769	—	7,330
	2007	2,000	2,561	2,670	—	7,231
	2006	2,000	2,561	2,787	41,425	48,773
D. Urdal, Ph.D.	2008	2,000	3,684	—	—	5,684
	2007	2,000	3,684	—	—	5,684
	2006	2,000	3,684	343	1,386	7,413

(i)	Consists of executive disability insurance premiums.

(ii)	Consists of health and non-health club memberships.

(iii)	For Mr. Schiffman, consists of 2007 relocation assistance and other incidental benefits. For Mr. Hamm, consists of relocation assistance paid in 2006.

(5)	Dr. Frohlich became one of our executive officers during 2007.

2008 Grants of Plan-Based Awards Table(1)

				Estimated	All Other	All Other
				Future	Stock	Option
				Payouts	Awards:	Awards:	Exercise	Grant Date
				Under	Number	Number of	or Base	Fair Value
			Date of	Equity	of Shares	Securities	Price of	of Stock
			Board	Incentive	of Stock	Underlying	Option	and Options
	Grant		Action	Awards	or Units	Options	Awards	Awards
Name	Date		(2)	(#)	(#)	(#)	($/Sh)	($)

Mitchell H. Gold, M.D.	1/15/09	(3)	12/03/08	—	175,000	—	—	806,750
Gregory T. Schiffman	1/15/09	(3)	12/03/08	—	85,000	—	—	391,850
Mark W. Frohlich, M.D.	1/15/09	(3)	12/03/08	—	85,000	—	—	391,850
Richard F. Hamm, Jr.	1/15/09	(3)	12/03/08	—	85,000	—	—	391,850
David L. Urdal, Ph.D.	1/15/09	(3)	12/03/08	—	85,000	—	—	391,850

(1)	All awards listed were granted under our 2000 Equity Incentive Plan.

(2)	For most equity awards, our Compensation Committee recommends a grant, pursuant to the terms of the applicable compensation plan, to be approved and granted by our Board of Directors as of the close of the market on the date of action by the Board of Directors. However, for certain annual grants to our named executive officers, the Compensation Committee has established a practice of setting the third Thursday of January as the actual grant date for these awards, which are recommended at the last meeting of the Compensation Committee, and approved by the Board of Directors, before the relevant year-end.

(3)	These awards were technically granted during fiscal 2009; however, they were made as part of our 2008 compensation related grants approved in December 2008. These time-based shares of restricted stock vest as to 25% of the total number of shares on January 15, 2010 and thereafter at a rate of 6.25% of the total number of shares in equal quarterly installments.

Treatment of stock options and restricted stock awards upon an executive’s termination of employment under various scenarios are summarized under “Executive Compensation — Potential Payments Upon Termination” below.

Summary of Executive Employment Agreements and Compensatory Terms

In January 2007, we entered into a new form of executive employment agreement with each of Drs. Gold and Urdal and Messrs. Hamm and Schiffman in connection with the termination of our Executive Change in Control Severance Plan and prior employment agreements with no material changes to either the plan or the form of the employment agreements. On December 7, 2007, we entered into an executive employment agreement with Mark W. Frohlich, M.D. The executive employment agreements provide for annual base salaries for calendar year 2008 as follows: Dr. Gold, $500,000; Dr. Frohlich, $300,000; Mr. Hamm, $329,175; Mr. Schiffman, $360,000; and Dr. Urdal, $391,875. If performance targets set in advance by the Board of Directors are met, each executive is eligible under his employment agreement for an annual cash incentive award, as determined by the Board, of up to 50% of base salary for Dr. Gold, and up to 40% of base salary for Drs. Frohlich and Urdal and Messrs. Hamm and Schiffman.

Our executive employment agreements have no specified term, and the employment relationship may be terminated by the executive officers or by us at any time. If we terminate the named executive officer’s employment without cause, or if the named executive officer resigns for good reason, the named executive officer will be entitled to severance payments as detailed under the section heading “Executive Compensation — Potential Payments Upon Termination.” As defined in each executive employment agreement, a named executive officer is entitled to “good reason” resignation upon the occurrence of the following:

•	the alteration of the named executive officer’s duties, responsibilities or title resulting in a significant diminution of position, duties, responsibilities or status with our Company, or the reduction of the named executive officer’s base salary, unless the base salaries of all other employees of our Company at the same level or above are proportionately reduced; or

•	the permanent transfer or assignment to any location that is more than fifty (50) miles from the location of the named executive officer’s current principal office of employment.

Each executive employment agreement requires the named executive officer not to compete with us after termination of employment for a period of one year for Dr. Gold, and nine months for our other named executive officers, and provides for a one-year post-termination non-solicitation obligation for each of the named executive officers.

Outstanding Equity Awards at 2008 Fiscal Year-End Table

The table below summarizes the named executive officers’ equity awards that were unvested or unexercised, as applicable, as of December 31, 2008.

						Stock Awards
									Equity		Equity
									Incentive Plan		Incentive Plan
									Awards:		Awards:
	Option Awards							Market	Number of		Market or
	Number of	Number of				Number of		Value of	Unearned		Payout Value of
	Securities	Securities				Shares or		Shares or	Shares, Units		Unearned
	Underlying	Underlying				Units of		Units of	or Other		Shares, Units or
	Unexercised	Unexercised		Option		Stock That		Stock	Rights That		Other Rights
	Options	Options		Exercise	Option	Have Not		That Have	Have Not		That Have Not
	(#)	(#)		Price	Expiration	Vested		Not Vested	Vested		Vested
Name	Exercisable	Unexercisable		($)(1)	Date	(#)		($)	(#)		($)

Mitchell H. Gold, M.D.	65,000	—		$9.25	5/10/2011	—		—	—		—
	100,000	—		5.74	1/1/2013	—		—	—		—
	250,000	—		7.56	12/10/2013	—		—	—		—
	150,000	—		9.77	12/8/2014	—		—	—		—
	49,218	28,125	(2)	5.45	12/13/2015	—		—	—		—
	37,501	37,499		4.41	12/06/2016	—		—	—		—
	46,590	139,770	(4)	4.90	12/05/2017	—		—	—		—
	—	—		—	—	$17,578	(5)	$80,507	—		—
	—	—		—	—	—		—	$67,500	(6)	$309,150
	—	—		—	—	21,094	(7)	96,611	—		—
	—	—		—	—	—		—	112,500	(8)	515,250
	—	—		—	—	93,180	(9)	426,764	—		—

						Stock Awards
									Equity		Equity
									Incentive Plan		Incentive Plan
									Awards:		Awards:
	Option Awards							Market	Number of		Market or
	Number of	Number of				Number of		Value of	Unearned		Payout Value of
	Securities	Securities				Shares or		Shares or	Shares, Units		Unearned
	Underlying	Underlying				Units of		Units of	or Other		Shares, Units or
	Unexercised	Unexercised		Option		Stock That		Stock	Rights That		Other Rights
	Options	Options		Exercise	Option	Have Not		That Have	Have Not		That Have Not
	(#)	(#)		Price	Expiration	Vested		Not Vested	Vested		Vested
Name	Exercisable	Unexercisable		($)(1)	Date	(#)		($)	(#)		($)

Gregory T. Schiffman	16,283	48,849	(4)	4.90	12/05/2017	—		—	—		—
	—	—		—	—	100,000	(10)	458,000	—		—
	—	—		—	—	—		—	33,750	(8)	154,575
	—	—		—	—	32,566	(9)	149,152	—		—
Mark W. Frohlich, M.D.	16,667	6,667	(11)	5.88	08/01/2015	—		—	—		—
	2,277	1,409	(12)	5.50	01/19/2016	—		—	—		—
	8,750	6,249	(13)	4.52	03/16/2016	—		—	—		—
	7,500	7,500	(3)	4.41	12/06/2016	—		—	—		—
	10,856	32,565	(4)	4.90	12/05/2017	—		—	—		—
	—	—		—	—	3,125	(14)	14,313	—		—
	—	—		—	—	—		—	13,500	(6)	61,830
	—	—		—	—	—		—	22,500	(8)	103,050
	—	—		—	—	4,219	(7)	19,323	—		—
	—	—		—	—	21,710	(9)	99,432	—		—
Richard F. Hamm, Jr.	100,000	—		12.12	11/8/2014	—		—	—		—
	15,000	—		9.77	12/8/2014	—		—	—		—
	25,313	8,437	(2)	5.45	12/13/2015	—		—	—		—
	35,415	16,098	(15)	4.37	03/24/2016	—		—	—		—
	11,250	11,250	(3)	4.41	12/06/2016	—		—	—		—
	16,283	48,849	(4)	4.90	12/05/2017	—		—	—		—
	—	—		—	—	5,273	(5)	24,150	—		—
	—	—		—	—	8,049	(16)	36,864	—		—
	—	—		—	—	—		—	20,250	(6)	92,745
	—	—		—	—	6,328	(7)	28,982	—		—
	—	—		—	—	—		—	33,750	(8)	154,575
	—	—		—	—	32,566	(9)	149,152	—		—
David L. Urdal, Ph.D.	75,000	—		14.06	12/14/2010	—		—	—		—
	110,000	—		4.95	02/27/2012	—		—	—		—
	100,000	—		5.74	01/01/2013	—		—	—		—
	30,000	—		7.56	12/10/2013	—		—	—		—
	50,000	—		9.77	12/08/2014	—		—	—		—
	22,500	7,500	(2)	5.45	12/13/2015	—		—	—		—
	11,250	11,250	(3)	4.41	12/06/2016	—		—	—		—
	16,283	48,849	(4)	4.90	12/05/2017	—		—	—		—
	—	—		—	—	4,687	(5)	21,466	—		—
	—	—		—	—	—		—	20,250	(6)	92,745
	—	—		—	—	6,328	(7)	28,982	—		—
	—	—		—	—	—		—	33,750	(8)	154,575
	—	—		—	—	32,566	(9)	149,152	—		—

(1)	Effective December 6, 2006, the exercise price of option grants was changed to be the closing price on the Nasdaq Global Market on the date of grant. Previously, the fair market value determination under the plans used the closing sales price as of the last market trading day prior to the date of grant.

(2)	Service-based stock options granted December 13, 2005 vest at a rate of 25% on the first year anniversary and 1/36th monthly thereafter, assuming continued employment.

(3)	Service-based stock options granted December 6, 2006 vest at a rate of 25% on the first year anniversary and 1/36th monthly thereafter, assuming continued employment.

(4)	Service-based stock options granted December 5, 2007 vest at a rate of 25% on the first year anniversary and 1/36th monthly thereafter, assuming continued employment.

(5)	Service-based restricted stock awards granted January 19, 2006 vest at a rate of 25% on the first year anniversary and 6.25% quarterly thereafter, assuming continued employment.

(6)	Performance-based restricted stock awards granted December 6, 2006 were scheduled to vest 40% upon the acceptance by the FDA of our biologics license application for Provenge and the balance to vest upon the FDA’s approval of Provenge for commercial sale, assuming continued employment. We received notice from the FDA on January 12, 2007 that the biologics license application for Provenge was accepted and 40% of the award vested on that date.

(7)	Service-based restricted stock awards granted January 18, 2007 vest at a rate of 25% on the first year anniversary and 6.25% quarterly thereafter, assuming continued employment.

(8)	Performance-based restricted stock awards granted June 20, 2007 are scheduled to vest 100% upon the FDA’s approval of Provenge for commercial sale, assuming continued employment.

(9)	Service-based restricted stock awards granted January 17, 2008 vest at a rate of 25% on the first year anniversary and 6.25% quarterly thereafter, assuming continued employment.

(10)	Mr. Schiffman’s new hire service-based restricted stock award granted December 18, 2006 vests 25% on the first year anniversary and 6.25% quarterly thereafter, assuming continued employment.

(11)	Service-based stock options granted August 1, 2005 vest at a rate of 25% on the first year anniversary and 1/36th monthly thereafter, assuming continued employment.

(12)	Service-based stock options granted January 19, 2006 vest at a rate of 25% on the first year anniversary and 1/36th monthly thereafter, assuming continued employment.

(13)	Service-based stock options granted March 16, 2006 vest at a rate of 25% on the first year anniversary and 1/36th monthly thereafter, assuming continued employment.

(14)	Service-based restricted stock awards granted March 16, 2006 vest at a rate of 25% on the first year anniversary and 6.25% quarterly thereafter, assuming continued employment.

(15)	Mr. Hamm’s stock options granted March 24, 2006 vest 25% on the first year anniversary and 1/36th monthly thereafter, or, if earlier, 100% on the FDA’s approval of Provenge for commercial sale, assuming continued employment.

(16)	Mr. Hamm’s restricted stock award granted March 24, 2006 vests 25% on the first year anniversary and 6.25% quarterly thereafter, or, if earlier, 100% on the FDA’s approval of Provenge for commercial sale, assuming continued employment.

2008 Option Exercises and Stock Vested Table

The following table provides information regarding stock options exercised by, and restricted stock awards vested for, our named executive officers during 2008.

	Option Awards		Stock Awards
	Number of Shares	Value	Number of	Value
	Acquired on	Realized on	Shares Acquired	Realized on
	Exercise	Exercise	on Vesting	Vesting
Name	(#)	($)	(#)(1)	($)(2)

Mitchell H. Gold, M.D.	—	—	$30,468	$175,109
Gregory T. Schiffman	—	—	50,000	256,125
Mark W. Frohlich, M.D.	—	—	5,781	31,665
Richard F. Hamm, Jr.	—	—	15,580	83,879
David L. Urdal, Ph.D.	—	—	8,672	49,947

(1)	This represents the vesting of restricted stock awards previously granted.

(2)	Computed based on the closing market price of our Common Stock on the date of vesting multiplied by the number of shares vested.

Potential Payments Upon Termination or Change-in-Control

The amounts shown in the tables below assume that the noted triggering event occurred on December 31, 2008. Other relevant assumptions and explanations are provided in the footnotes following the tables. The amounts shown reflect only the additional payments or benefits that a named executive officer would have received upon the occurrence of the respective triggering events listed below; they do not include the value of payments or benefits that would have been earned, or any amounts associated with equity awards that would have vested absent the triggering event.

Potential Payments on Termination (Without Cause or Following Change-in-Control)
As of Year Ended December 31, 2008(1)

	Termination Without Cause or
	Resignation for Good Reason(2)				Termination Following Change-in-Control(3)
			Estimated				Estimated
		Estimated	Value of			Estimated	Value of
		Value of	Accelerated			Value of	Accelerated
		Continued	Stock			Continued	Stock
		Health Care	Options and			Health Care	Options and
		Benefits and	Restricted			Benefits and	Restricted
	Cash	Outplacement	Stock		Cash	Outplacement	Stock
	Payments	Assistance	Awards	Total	Payments	Assistance	Awards	Total
Name of Executive Officer	($)(4)	($)(5)	($)(6)	($)	($)(7)	($)(5)	($)(6)	($)

Mitchell H. Gold, M.D.	$880,000	$41,700	$632,100	$1,553,800	$1,430,000	$41,700	$632,100	$2,103,800
Gregory T. Schiffman	393,120	30,700	320,500	744,320	711,360	30,700	320,500	1,062,560
Mark W. Frohlich, M.D.	352,800	41,700	149,700	544,200	638,400	41,700	149,700	829,800
Richard F. Hamm, Jr.	359,500	41,700	232,100	633,300	650,400	41,700	232,100	924,200
David L. Urdal, Ph.D.	428,000	30,700	214,400	673,100	774,300	30,700	214,400	1,019,400

(1)	All references to base salary and annual target bonus refer to the amounts described above under “Summary of Executive Employment Agreements and Compensatory Terms.”

(2)	If we terminate the executive without cause, or the executive resigns for good reason as defined in his executive employment agreement (as described above), the executive will be entitled to receive the compensation as shown in the table.

(3)	If we terminate the executive’s employment without cause, or if the executive resigns for good reason as defined in his executive employment agreement, in either case within twelve months following a change of control, then the executive will be entitled to receive in lieu of other termination compensation the amounts listed as shown in the table, plus any accrued but not yet paid salary, and the cash value of accrued vacation benefits.

(4)	Cash payments to Dr. Gold consist of a lump sum severance payment in an amount equal to 100% of his then current base salary and 100% of the target annual bonus payable for the then calendar year. Cash payments to Drs. Frohlich and Urdal, and Messrs. Hamm and Schiffman consist of a lump sum severance payment in an amount equal to 75% of their then current base salary and 75% of the amount of the target annual bonus payable for the then calendar year.

(5)	The estimated value of continued benefits and outplacement assistance provided to Drs. Gold, Frohlich and Urdal and Messrs. Hamm and Schiffman consists of up to $10,000 for outplacement services, and continuation of all health benefits in effect on the termination date for a period of up to 18 months.

(6)	Estimated value of accelerated vesting of stock options and restricted stock awards held by Drs. Gold, Frohlich and Urdal and Messrs. Hamm and Schiffman represents the unamortized expense as calculated in accordance with SFAS 123(R).

(7)	Cash payments to Dr. Gold consist of a lump sum severance payment in an amount equal to 200% of his then current base salary and 100% of the target annual bonus payable for the then calendar year. Cash payments to Drs. Frohlich and Urdal and Messrs. Hamm and Schiffman consist of a lump sum severance payment in an amount equal to 150% of his then current base salary and 100% of the amount of the target annual bonus payable for the current calendar year.

Potential Payments on Disability or Death
As of Year Ended December 31, 2008

	Disability(1)				Death(2)
			Estimated		Cash	Estimated
			Value of		Payments	Value of
	Cash		Accelerated		(includes	Accelerated
	Payments	Estimated	Stock		severance,	Stock
	(includes	Value of	Options and		bonus and	Options and
	severance	Continued	Restricted		accrued	Restricted
	and	Benefits/	Stock		vacation	Stock
Name of	bonus)	Perquisites	Awards	Total	payments)	Awards	Total
Executive Officer	($)	($)	($)	($)	($)	($)	($)

Mitchell H. Gold, M.D.	$243,800	$31,700	$632,100	$907,600	$275,000	$632,100	$907,100
Gregory T. Schiffman	156,000	20,700	320,500	497,200	187,200	320,500	507,700
Mark W. Frohlich, M.D.	136,800	31,700	149,700	318,200	168,000	149,700	317,700
Richard F. Hamm, Jr.	140,000	31,700	232,100	403,800	171,200	232,100	403,300
David L. Urdal, Ph.D.	172,600	20,700	214,400	407,700	203,800	214,400	418,200

(1)	In the event the executive becomes physically or mentally disabled such that he is unable to perform his duties for a period of three consecutive months as determined by a medical professional, we may terminate the executive’s employment, unless otherwise prohibited by law. In the event of termination due to disability, we will continue the executive’s base salary (less any short term disability payments the executive receives from our Company) until the earlier or six months from the termination date or the commencement of long-term disability payments under any existing Company long-term disability policy, and we will fully accelerate vesting of any and all unvested stock options and restricted stock grants held by the executive.

(2)	An executive’s employment will terminate automatically upon death. We will continue to pay the executive’s base salary to his stated beneficiary until the earlier of six months from the termination date or the commencement of death benefits under any existing group life insurance plan of our Company, and we will fully accelerate vesting of any and all unvested stock options and restricted stock grants held by the executive.

RELATED PARTY TRANSACTIONS

We have entered into indemnity agreements with our directors, executive officers and other members of senior management that provide, among other things, that we will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings in which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of the Company, and otherwise to the full extent permitted under Delaware law and our Amended and Restated Bylaws.

As set forth in the Audit Committee Charter, unless submitted to another comparable independent body of the Board of Directors, as and to the extent required under applicable federal securities laws and related rules and regulations and/or Nasdaq listing standards, our Audit Committee is responsible for reviewing and approving, in advance, all related party transactions. Related parties include any of our directors or executive officers and their immediate family members as well as significant stockholders of the Company. To identify any related party transactions, each year, we submit and require our directors and officers to complete Director and Officer Questionnaires identifying any transactions with us in which the executive officer or director or their family members has an interest. We review related party transactions due to the potential for a conflict of interest. A conflict of interest occurs when an individual’s private interest interferes, or appears to interfere, with our interests. In addition, our Corporate Governance Committee determines, on an annual basis, which members of our Board of Directors meet the definition of an independent director as defined in Nasdaq’s Marketplace Rules. Our Corporate Governance Committee reviews and discusses any relationships with directors that would potentially interfere with his or her exercise of independent judgment in carrying out the responsibilities of a director. Finally, our Code of Business Conduct, also available on our investor relations website, establishes the corporate standards of behavior for all our employees, officers, and directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Company’s Common Stock as of April 15, 2009, based on 98,376,920 shares outstanding as of that date, by (1) each person or group who is known to the Company to be the beneficial owner of more than 5% of the Company’s outstanding Common Stock, (2) each director of the Company, (3) each executive officer named in the Summary Compensation Table under “Executive Compensation”, and (4) all of the Company’s directors and executive officers as a group.

	Beneficial Ownership
	Shares	Shares	Total	Percentage
	Beneficially	Acquirable	Beneficial	Beneficially
Name and Address(1)	Owned	Within 60 Days(2)	Ownership	Owned

BAM Capital, LLC(3)	9,658,225	—	9,658,225	9.8%
237 Park Avenue, 9th Floor New York, NY 10017
Capital Ventures International(4)	—	8,000,000	8,000,000	7.5%
One Capital Place P.O. Box 1787 GT Grand Cayman, Cayman Islands British West Indies
Jacob Gottlieb(5)	5,429,810	—	5,429,810	5.5%
JG Asset, LLC Visium Asset Management, LP 950 Third Avenue New York, NY 10022
Barclays Global Investors, NA(6)	5,338,669	—	5,338,669	5.4%
400 Howard Street San Francisco, CA 94105
Mitchell H. Gold, M.D.	543,608	903,703	1,447,311	1.5%
Mark W. Frohlich, M.D	178,874	100,439	279,313	*
Richard F. Hamm, Jr.	260,878	287,895	548,773	*
Gregory T. Schiffman	351,316	65,132	416,448	*
David L. Urdal, Ph.D.(7)	662,599	554,586	1,217,185	1.2%
Susan B. Bayh	13,500	101,721	115,221	*
Richard B. Brewer	16,900	104,171	121,071	*
Gerardo Canet	20,956	—	20,956	*
Bogdan Dziurzynski, D.P.A	37,500	114,171	151,671	*
M. Blake Ingle, Ph.D.	17,450	109,821	127,271	*
Douglas G. Watson	22,500	128,071	150,571	*
All executive officers and directors as a group (11 persons)	2,126,081	2,469,710	4,595,791	4.7%

*	Less than 1%.

(1)	The information set forth in this table is based upon information supplied to the Company by the Company’s officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC. Except as otherwise indicated, and subject to applicable community property laws, the Company believes that the persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

(2)	Reflects the number of shares that could be purchased by exercise of options vested at April 15, 2009 or within 60 days thereafter.

(3)	According to a Form 13F filed with the SEC on February 13, 2009, BAM Capital, LLC held and had sole investment direction over 9,658,225 shares of our Common Stock as of December 31, 2008.

(4)	According to a Schedule 13G filed with the SEC on February 13, 2009, Capital Ventures International had shared voting and shared dispositive power together with its investment manager, Heights Capital Management, over 8,000,000 warrants to purchase shares of our Common Stock.

(5)	According to a Schedule 13G filed with the SEC on February 13, 2009, Jacob Gottlieb reported that as Managing Member of JG Asset, LLC, which is the General Partner of Visium Asset Management, LP, an investment advisor to pooled investment vehicles, he has sole voting power and sole dispositive power with respect to 8,566,610 shares of our Common Stock. According to the Schedule 13G, Jacob Gottlieb beneficially owned 9.85% of our Common Stock as of December 31, 2008. Visium Asset Management, LP, JG Asset, LLC and Jacob Gottlieb disclaim beneficial ownership of these shares, except to the extent of its or his pecuniary interests therein. The business address of Jacob Gottlieb is 950 Third Avenue, New York, New York 10022.

(6)	According to a Schedule 13G filed with the SEC on February 5, 2009, Barclays Global Investors, NA, has sole voting power with respect to 5,029,061 shares of our Common Stock and sole dispositive power with respect to 5,338,699 shares. According to Schedule 13G, Barclays Global Investors, NA beneficially owned 5.5% of our Common Stock as of February 6, 2009. The business address of Barclays Global Investors, NA is 400 Howard Street, San Francisco, California 94105.

(7)	Includes 436,494 shares owned jointly with Dr. Urdal’s wife, Shirley G. Urdal.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and persons who own more than 10% of the Company’s Common Stock to file with the SEC initial reports of ownership and reports of changes in ownership of the Common Stock. The Company’s directors and executive officers and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all forms that each has filed pursuant to Section 16(a) of the Exchange Act.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company during 2008, SEC filings and certain written representations that no other reports were required, during the fiscal year ended December 31, 2008, the Company’s officers, directors and greater than 10% stockholders complied with all applicable Section 16(a) filing requirements.

PROPOSAL 2 —

APPROVAL OF THE DENDREON CORPORATION 2009 EQUITY INCENTIVE PLAN

Our Board of Directors adopted the Dendreon Corporation 2009 Equity Incentive Plan (the “Plan”) on April 20, 2009, subject to approval of our stockholders. The Plan, if approved by our stockholders, will expire in 2019.

Summary of the Plan

Set forth below is a summary of the principal features of the Plan. This summary is not intended to be exhaustive and is qualified in its entirety by reference to the terms of the Plan, a copy of which is included in this proxy statement as Appendix A.

Background

Our Company currently maintains two equity incentive plans, the 2000 Equity Incentive Plan (the “2000 Plan”) and the 2002 Broad-Based Equity Incentive Plan (the “2002 Plan”). The 2000 Plan will terminate by its terms in February 2010, and the shares remaining available for grant collectively under the 2000 Plan and the 2002 Plan at present are insufficient for our Company’s target goals for equity incentive awards over the next few years. See “Equity Compensation Plan Information” below.

As of April 15, 2009, we had an aggregate of 480,176 shares available for future awards under our 2000 Plan and 2002 Plan collectively, consisting of a remaining reserve of 246,823 shares under the 2000 Plan and 233,353 shares under the 2002 Plan. Also as of April 15, 2009, we had a total of 4,504,384 shares subject to outstanding option grants under the 2000 Plan and 2002 Plan, with a weighted average exercise price of $7.00 and 6.08 years average expected remaining life. In addition, as of the same date, we had a total of 2,384,503 outstanding shares subject to unvested restricted stock awards granted under our 2000 Plan, of which 931,000 shares will only vest if certain performance-based criteria are satisfied.

Accordingly, our Compensation Committee recommended and our Board of Directors adopted, subject to stockholder approval, the Dendreon Corporation 2009 Equity Incentive Plan (the “2009 Plan”). In connection with the adoption of the 2009 Plan, our Compensation Committee and Board of Directors also recommended and approved the exercise the Board of Director’s discretion to elect to add zero shares to the 2000 Plan as of January 1, 2010 pursuant to the evergreen feature in the 2000 Plan. This election was made subject to the approval and adoption of the 2009 Plan by our stockholders at the Annual Meeting.

Purpose

The purpose of the Plan is to provide the Company’s directors, officers, other employees and consultants with incentives and rewards for superior performance.

The Plan authorizes our Board of Directors to provide equity-based compensation in the form of (1) stock options, including incentive stock options (“ISOs”) entitling the optionee to favorable tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), (2) stock appreciation rights (“SARs”), (3) restricted stock, (4) restricted stock units (“RSUs”), (5) performance shares and performance units, and (6) other stock-based awards (“Other Stock-Based Awards”). Each type of award is described below under “Types of Awards Under the Plan.” Each of the awards will be evidenced by an award document setting forth its terms and conditions.

The Plan is designed to comply with the requirements of applicable federal and state securities laws, and the Code, including, but not limited to, the performance-based exclusion from the deduction limitations under Section 162(m) of the Code for qualifying awards.

Our Board of Directors believes that it is in our best interests and the best interests of our stockholders to provide for an equity incentive plan under which equity-based compensation awards made to our named executive officers can qualify for deductibility for federal income tax purposes. Accordingly, the Plan has been structured in a manner such that awards under it can satisfy the requirements for the performance-based exclusion from the deduction limitations under Section 162(m) of the Code. In order for awards to satisfy the requirements for the performance-based exclusion from the deduction limitations under Section 162(m) of the Code, the Plan (which includes performance measures) must be approved by our stockholders by a majority of the votes cast on the issue. The rules of the NASDAQ Stock Market, LLC require that the Plan be approved by a majority of the total votes cast on the proposal. Accordingly, if our stockholders do not approve the Plan by the vote described in the immediately preceding two sentences, no awards will be granted under the Plan, and it will not become effective.

Shares Available Under the Plan

Subject to adjustment as provided in the Plan, the number of our common shares that may be issued or transferred (1) upon the exercise of option rights or SARs, (2) in payment of restricted stock and released from substantial risks of forfeiture thereof, (3) in payment of RSUs, (4) in payment of performance shares or performance units that have been earned, (5) as awards to non-employee directors or (6) as Other Stock-Based Awards, will not exceed in the aggregate 13,200,000 common shares. Any common shares that are subject to option rights or SARs shall be counted against this limit as one common share for every one common share subject to such option rights or SARs, and any common shares that are subject to awards other than option rights or SARs shall be counted against this limit as 1.37 common shares for every one common share subject to such other awards. These shares may be shares of original issuance or treasury shares or a combination of the foregoing.

Shares covered by an award granted under the Plan shall not be counted as used unless and until they are actually issued and delivered to a participant. Only shares covering awards that expire or are forfeited or cancelled, or shares that were covered by an award the benefit of which is paid in cash instead of shares, will again be available for issuance or transfer under the Plan. Each common share that again becomes available for grant shall be added back as (1) one common share if such common share was subject to an option right or SAR granted under the Plan, and (2) as 1.37 common shares if such common shares were subject to an award other than an option right or SAR granted under the Plan.

The aggregate number of common shares actually issued or transferred by us upon the exercise of ISOs will not exceed 10,000,000 of the common shares reserved for purposes of the Plan. Further, no participant will be granted option rights or SARs, in the aggregate, for more than 500,000 common shares during any calendar year and no participant will be granted restricted stock or RSUs that are intended to be “qualified performance-based compensation” under Section 162(m) of the Code, performance shares or Other Stock-Based Awards, in the aggregate, for more than 350,000 common shares during any calendar year. In no event shall any participant in any calendar year receive an award of performance units intended to be “qualified performance-based compensation” under Section 162(m) of the Code having an aggregate maximum value as of their respective dates of grant in excess of $5,000,000. These limits are subject to certain adjustments as provided in the Plan.

No Liberal Recycling Provisions

Notwithstanding anything to the contrary: (a) shares tendered in payment of the exercise price of an option right will reduce the aggregate Plan limit described above; (b) shares withheld by us to satisfy the tax withholding obligation will count against the aggregate Plan limit described above; (c) the number of common shares covered by SARs, to the extent exercised and settled in common shares, and whether or not shares are actually issued to the participant upon exercise of the SARs, shall be considered issued or transferred pursuant to the Plan; and (d) shares that are repurchased by us with option right proceeds will not be added to the aggregate Plan limit described above.

No Repricing

Repricing of options and SARs (other than in connection with certain acquisitions and adjustments of awards permitted by the Plan) is prohibited without stockholder approval under the Plan.

Eligibility

Our officers and key employees and the officers and key employees of our subsidiaries and our non-employee directors or any person who has agreed to commence serving in any of those capacities within 90 days of the date of grant, may be selected by our Board of Directors to receive benefits under the Plan. Our Board of Directors determines which persons will receive awards and the number of shares subject to such awards. As of the date of the Annual Meeting, the number of people eligible to participate in the Plan is estimated to be 220 people.

Types of Awards Under the Plan

Option Rights.  Option rights may be granted that entitle the optionee to purchase common shares at a price not less than market value per share at the date of grant. The option price is payable (1) in cash, check or wire transfer at the time of exercise, (2) by the transfer to us of common shares owned by the optionee having a value at the time of exercise equal to the total option price, (3) by a combination of such payment methods or (4) by such other methods as may be approved by our Board of Directors. If the optionee is subject to Section 16 of the Securities Exchange Act of 1934, as amended, any shares used to pay the option price must have been owned by the optionee for at least six months. To the extent permitted by law, any grant of an option right may provide for deferred payment of the option price from the proceeds of sale through a broker of some or all of the common shares to which the exercise relates.

Our Board of Directors reserves the discretion at or after the date of grant to provide for the right to tender in satisfaction of the option price nonforfeitable, unrestricted common shares, which are already owned by the optionee and have a value at the time of exercise that is equal to the option price. Additionally, our Board of Directors may substitute, without receiving the participant’s permission, SARs payable only in common shares (or SARs payable in common shares or cash, or a combination of both, at the discretion of our Board of Directors) for outstanding options.

No option right may be exercisable more than 10 years from the date of grant. Each grant will specify the period of continuous service with the Company or any subsidiary that is necessary before the option rights will become exercisable. A grant of option rights may provide for the earlier vesting of such option rights in the event of the retirement, death or disability of the optionee, or a change of control of the Company. Successive grants may be made to the same optionee whether or not option rights previously granted remain unexercised. Any grant of option rights may specify Management Objectives (as described below) that must be achieved as a condition to exercising such rights. Option rights will be evidenced by an evidence of award containing such terms and provisions, consistent with the Plan, as our Board of Directors may approve.

SARs.  A SAR is a right to receive from us an amount equal to 100%, or such lesser percentage as our Board of Directors may determine, of the spread between the base price and the value of our common shares on the date of exercise. Each grant of SARs must specify a base price equal to or greater than the market value per share at the date of grant. SARs may not be exercised more than 10 years after the date of grant. Any grant may specify that the amount payable on exercise of a SAR may be paid by us in cash, in common shares, or in any combination thereof, and may either grant to the participant or retain in the Board of Directors the right to elect among those alternatives. Any grant may specify that a SAR may be exercised only in the event of, or earlier in the event of, the retirement, death or disability of the grantee, or a change of control of the Company. Any grant of SARs may specify Management Objectives that must be achieved as a condition to exercise the SARs. SARs will be evidenced by an evidence of award containing such terms and provisions, consistent with the Plan, as our Board of Directors may approve.

Restricted Stock.  A grant of restricted stock involves the immediate transfer by us to a participant of ownership of a specific number of common shares in consideration of the performance of services. The participant is entitled immediately to voting, dividend and other ownership rights in such shares. The transfer may be made without additional consideration or in consideration of a payment by the participant that is less than the current market value at the date of grant, as our Board of Directors may determine.

Restricted stock that vests upon the passage of time must be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Internal Revenue Code for a period to be determined by the Board of Directors as the date of grant or upon achievement of Management Objectives. An example would be a provision that the restricted stock would be forfeited if the participant ceased to serve us as an officer, key employee or non-employee director during a specified period of years. To enforce these forfeiture provisions, the transferability of restricted stock will be prohibited or restricted in a manner and to the extent prescribed by our Board of Directors for the period during which the forfeiture provisions are to continue. Our Board of Directors may provide for early termination of the forfeiture restrictions in the event of the retirement, death or disability of the grantee, or a change of control of the Company.

Any grant of restricted stock may specify Management Objectives that, if achieved, will result in termination or early termination of the restrictions applicable to such shares. Any such grant may specify in respect of such specified Management Objectives, a minimum acceptable level of achievement and may set forth a formula for determining the number of shares of restricted stock on which restrictions will terminate if performance is at or above the minimum level or threshold level or levels, or is at or above the target level or levels, but falls short of maximum achievement of the specified Management Objectives. Restricted stock will be evidenced by an evidence of award containing such terms and provisions, consistent with the Plan, as our Board of Directors may approve.

RSUs.  A grant of RSUs constitutes an agreement by us to deliver common shares to the participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions (which may include the achievement of Management Objectives) during the restriction period as our Board of Directors may specify. During the restriction period, the participant has no right to transfer any rights under his or her award and no right to vote such RSUs. Awards of RSUs may be made without additional consideration or in consideration of a payment by such participant that is less than the market value per share at the date of grant.

Our Board of Directors may provide for early termination of the restriction period in the event of the retirement, death or disability of the grantee, or a change of control of the Company. Any grant of RSUs may specify Management Objectives which, if achieved, will result in termination of the restriction period. Any such grant may also specify in respect of such specified Management Objectives, a minimum acceptable level of achievement and may set forth a formula for determining the number of shares of RSUs on which the restriction period will terminate if performance is at or above the minimum or threshold level or levels, or is at or above the target level or levels, but falls short of maximum achievement of the specified Management Objectives. RSUs will be evidenced by an evidence of award containing such terms and provisions, consistent with the Plan, as our Board of Directors may approve.

Performance Shares and Performance Units.  A performance share is the equivalent of one common share and a performance unit is the equivalent of $1.00 or such other value as determined by our Board of Directors. A participant may be granted any number of performance shares or performance units, subject to the limitations set forth under “Shares Available Under the Plan” above. Each grant of performance shares or performance units will specify one or more Management Objectives the participant must meet within a specified period (the “Performance Period”) to earn the performance shares or performance units. Our Board of Directors may provide for early termination of the Performance Period in the event of the retirement, death or disability of the grantee, or a change of control of the Company. Each grant of performance shares or performance units may specify in respect of the relevant Management Objective(s) a level or levels of achievement and will set forth a formula for determining the number of performance shares or performance units that will be earned if performance is at or above the minimum or threshold level or levels, or is at or above the target level or levels, but falls short of maximum achievement of the specified Management Objective(s). To the extent earned, the performance shares or performance units will be paid to the participant at the time and in the manner determined by our Board of Directors. Any grant may specify that the amount payable with respect thereto may be paid by us in cash, common shares or any combination thereof and may either grant to the participant or retain in our Board of Directors the right to elect among those alternatives. Performance shares and performance units will be evidenced by an evidence of award containing such terms and provisions, consistent with the Plan, as our Board of Directors may approve.

Other Awards.  Our Board of Directors may, subject to limitations under applicable law, grant to any participant Other Stock-Based Awards, which may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, our common shares or factors that may influence the value of our common shares (including, without limitation, convertible or exchangeable debt securities or other securities, purchase rights for common shares, or awards with value and payment contingent upon our performance or the performance of our subsidiaries or other factors determined by our Board of Directors). Our Board of Directors will determine the terms and conditions of these awards. Common shares delivered pursuant to these types of awards will be purchased for such consideration, paid for at such time, by such methods and in such forms as our Board of Directors determines. Cash awards, as an element of or supplement to any other award granted under the Plan, may also be granted. Our Board of Directors may also grant common shares as a bonus, or may grant other awards in lieu of our obligations or the obligations of a subsidiary to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, subject to such terms as are determined by our Board of Directors in a manner that complies with Section 409A of the Code.

Management Objectives.  The Plan requires that our Board of Directors establish “Management Objectives” for purposes of performance shares and performance units. When so determined by our Board of Directors, option rights, SARs, restricted stock, RSUs, or Other Stock-Based Awards may also specify Management Objectives. Management Objectives may be described in terms of either Company-wide objectives or objectives that are related to the performance of the individual participant or subsidiary, division, department, region or function within the Company or a subsidiary in which the participant is employed. The Management Objectives may be made relative to the performance of other companies. Management Objectives applicable to any award or portion of an award that is intended to satisfy the requirements for “qualified performance-based compensation” under Section 162(m) of the Code to a participant who is, or is determined by our Board of Directors to be likely to become, a “covered employee” within the meaning of Section 162(m) of the Code, will be limited to specified levels of or growth in:

•	Strategic Initiative Key Deliverable Metrics consisting of one or more of the following: product development, strategic partnering, research and development, vitality index, market penetration, geographic business expansion goals, clinical trials, capital-raising, cost targets, customer satisfaction, employee satisfaction, management of employment practices and employee benefits, supervision of litigation and information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates and joint ventures;

•	Sales Growth, Gross Margin Growth, Cost Initiative and Stock Price Metrics (e.g., revenues, revenue growth, revenue growth outside the United States, gross margin and gross margin growth, material margin and material margin growth, stock price appreciation, total return to stockholders, sales and administrative costs divided by sales, and sales and administrative costs divided by profits);

•	Profits (e.g., operating income, EBIT, EBT, net income, earnings per share, residual or economic earnings, economic profit — these profitability metrics could be measured before special items and/or subject to GAAP definition);

•	Cash Flow (e.g., EBITDA, free cash flow, free cash flow with or without specific capital expenditure target or range, including or excluding divestments and/or acquisitions, total cash flow, cash flow in excess of cost of capital or residual cash flow or cash flow return on investment);

•	Returns (e.g., Profits or Cash Flow returns on: assets, invested capital, net capital employed, and equity);

•	Working Capital (e.g., working capital divided by sales, days’ sales outstanding, days’ sales inventory, and days’ sales in payables);

•	Profit Margins (e.g., Profits divided by revenues, gross margins and material margins divided by revenues, and material margin divided by sales); and

•	Liquidity Measures (e.g., debt-to-capital, debt-to-EBITDA, total debt ratio)

If our Board of Directors determines that a change in our business, operations, corporate structure or capital structure, or the manner in which we conduct our business, or other events or circumstances render the Management Objectives unsuitable, our Board of Directors may in its discretion modify such Management Objectives or the minimum acceptable level of achievement, in whole or in part, as our Board of Directors deems appropriate and equitable, except in the case of an award or portion of an award that is intended to satisfy the requirements for “qualified performance-based compensation” under Section 162(m) of the Code where such action would result in the loss of the otherwise available exemption under Section 162(m) of the Code. In such case, our Board of Directors may not make any modification of the Management Objectives or minimum acceptable level of achievement with respect to such “covered employee.”

Administration

The Plan is to be administered by our Board of Directors, except that our Board of Directors has the authority to delegate any or all of its powers under the Plan to a committee of the Board of Directors (or a subcommittee thereof). Our Board of Directors is authorized to interpret the Plan and related agreements and other documents. In addition, our Board of Directors may delegate to an officer certain authority with respect to the granting of awards other than awards to executive officers, directors or individuals who beneficially own more than 10% of any class of our securities.

Amendments

Our Board of Directors may amend the Plan from time to time without further approval by our stockholders, except where (1) the amendment would materially increase the benefits accruing to participants under the Plan, (2) the amendment would materially increase the number of securities which may be issued under the Plan, (3) the amendment would materially modify the requirements for participation in the Plan, or (4) stockholder approval is required by applicable law or NASDAQ Stock Market, LLC rules and regulations.

If permitted by Section 409A of the Code and Section 162(m) of the Code in the case of an award or portion of an award that is intended to satisfy the requirements for “qualified performance-based compensation,” in case of a termination of employment by reason of death, disability or normal or early retirement, or in the case of unforeseeable emergency or other special circumstances, of a participant who holds an option right or SAR not immediately exercisable in full, or any shares of restricted stock as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any RSUs as to which the restriction period has not been completed, or any performance shares or performance units which have not been fully earned, or any Other Stock-Based Awards subject to any vesting schedule or transfer restriction, or who holds common shares subject to any other transfer restriction imposed pursuant to the Plan, our Board of Directors may, in its sole discretion, accelerate the time at which such option right, SAR, RSU or other award may be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time when such restriction period will end or the time at which such performance shares or performance units will be deemed to have been fully earned or the time when such transfer restriction will terminate or may waive any other limitation or requirement under any such award.

Transferability

Except as otherwise determined by our Board of Directors, no option right, SAR, performance share, performance unit, RSU or other derivative security granted under the Plan is transferable by a participant except by will or the laws of descent and distribution, and in no event shall any such award granted under the Plan be transferred for value. Except as otherwise determined by our Board of Directors, option rights, SARs, performance shares, performance units and RSUs are exercisable during the grantee’s lifetime only by him or her or by his or her guardian or legal representative.

Our Board of Directors may specify at the date of grant that part or all of the common shares that are (1) to be issued or transferred by us upon exercise of option rights or SARs, upon termination of the restriction period applicable to restricted stock or RSUs or upon payment under any grant of performance shares or performance units or (2) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in the Plan with respect to restricted stock, will be subject to further restrictions on transfer.

Adjustments

The number and kind of shares covered by outstanding awards under the Plan and, if applicable, the prices per share applicable thereto, are subject to adjustment in the event of stock dividends, stock splits, combinations of shares, recapitalizations, mergers, consolidations, spin-offs, spin-outs, split-ups, reorganizations, liquidations, and similar events. In the event of any such transaction or event or in the event of a change of control of the Company, our Board of Directors, in its discretion, may provide in substitution for any or all outstanding awards under the Plan such alternative consideration (including cash), if any, as it, in good faith, may determine to be equitable in the circumstances and may require the surrender of all awards so replaced in a manner that complies with Section 409A of the Code. In addition, for each option right or SAR with an option price or base price greater than the consideration offered in connection with any such termination or event or change of control of the Company, our Board of Directors may in its sole discretion elect to cancel such option right or SAR without any payment to the person holding such option right or SAR. The Board of Directors shall also make or provide for such adjustments in the number of shares available under the Plan and the other limitations contained in the Plan as our Board of Directors may determine appropriate to reflect any transaction or event described above, except that any such adjustment will be made only to the extent that it would not cause any option right intended to qualify as an ISO to fail to so qualify.

Withholding Taxes

To the extent that we are required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a participant or other person under the Plan, and the amounts available to us for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the participant or such other person make arrangements satisfactory to us for payment of the balance of such taxes required to be withheld, which arrangements (in the discretion of our Board of Directors) may include relinquishment of a portion of such benefit.

Compliance with Section 409A of the Internal Revenue Code

To the extent applicable, it is intended that the Plan and any grants made thereunder comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the participants. The Plan and any grants made under the Plan shall be administered in a manner consistent with this intent. Any reference in the Plan to Section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

Termination

No grant will be made under the Plan more than 10 years after the date on which the Plan is first approved by our stockholders, but all grants made on or prior to such date will continue in effect thereafter subject to the terms thereof and of the Plan.

Federal Income Tax Consequences

The following is a brief summary of some of the federal income tax consequences of certain transactions under the Plan based on federal income tax laws in effect on January 1, 2009. This summary is not intended to be complete and does not describe state or local tax consequences. It is not intended as tax guidance to participants in the Plan.

Tax Consequences to Participants

Non-qualified Option Rights.  In general, (1) no income will be recognized by an optionee at the time a non-qualified option right is granted; (2) at the time of exercise of a non-qualified option right, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise; and (3) at the time of sale of shares acquired pursuant to the exercise of a non-qualified option right, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

Incentive Option Rights.  No income generally will be recognized by an optionee upon the grant or exercise of an ISO. The exercise of an ISO, however, may result in alternative minimum tax liability. If common shares are issued to the optionee pursuant to the exercise of an ISO, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer of such shares to the optionee, then upon sale of such shares, any amount realized in excess of the option price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss.

If common shares acquired upon the exercise of an ISO are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the option price paid for such shares. Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

SARs.  No income will be recognized by a participant in connection with the grant of a SAR. When the SAR is exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any unrestricted common shares received on the exercise.

Restricted Stock.  The recipient of restricted stock generally will be subject to tax at ordinary income rates on the fair market value of the restricted stock (reduced by any amount paid by the participant for such restricted stock) at such time as the shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code (“Restrictions”). However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the Restrictions) over the purchase price, if any, of such restricted stock. If a Section 83(b) election has not been made, any dividends received with respect to restricted stock that is subject to the Restrictions generally will be treated as compensation that is taxable as ordinary income to the participant.

RSUs.  No income generally will be recognized upon the award of RSUs. The recipient of an award of RSUs generally will be subject to tax at ordinary income rates on the fair market value of unrestricted common shares on the date that such shares are transferred to the participant under the award (reduced by any amount paid by the participant for such RSUs), and the capital gains/loss holding period for such shares will also commence on such date.

Performance Shares and Performance Units.  No income generally will be recognized upon the grant of performance shares or performance units. Upon payment in respect of the earn-out of performance shares or performance units, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any unrestricted common shares received.

Other Awards.  No income generally will be recognized upon the grant of other awards. Upon payment of other awards, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any unrestricted common shares received.

Tax Consequences to the Company

To the extent that a participant recognizes ordinary income in the circumstances described above, we will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code and is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m) of the Code.

Registration with the SEC

We intend to file a Registration Statement on Form S-8 relating to the issuance of common shares under the Plan with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, as soon as is practicable after approval of the Plan by our stockholders.

New Plan Benefits

Because awards to be granted in the future under the Plan are at the discretion of our Board of Directors, it is not possible to determine the benefits or the amounts to be received under the Plan by our directors, officers or employees.

For grants made during our fiscal year 2008 to our named executive officers, please see the Grants of Plan-Based Awards Table on page 21.

Equity Compensation Plan Information

We currently maintain the 2000 Equity Incentive Plan (the “2000 Plan”), the 2002 Broad Based Equity Incentive Plan (the “2002 Plan”) and the Employee Stock Purchase Plan (the “ESPP”), pursuant to which we may grant equity awards to eligible persons. We have also issued warrants as compensation to consultants and contractors for goods and services provided to us. The following table provides information as of December 31, 2008, regarding the 2000 Plan, the 2002 Plan and the ESPP and certain other compensatory arrangements pursuant to which we have issued, or agreed to issue, options or warrants to purchase shares of Common Stock:

	Number of Securities	Weighted-Average	Number of Securities Remaining
	to be Issued Upon	Exercise Price of	Available for Future Issuance
	Exercise of	Outstanding	Under Equity Compensation
	Outstanding Options,	Options, Warrants	Plans (Excluding Securities
	Warrants and Rights	and Rights	Reflected in Column (a))
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders(1)	3,854,709	7.12	2,266,783	(2)
Equity compensation plans not approved by security holders(3)	1,022,559	6.52	206,737
Total	4,877,268	6.99	2,473,520

(1)	These plans are our 2000 Plan and our ESPP.

(2)	Each year, the number of shares reserved for issuance under the 2000 Plan is automatically increased by the lesser of (a) 5% of the total number of shares of our Common Stock then outstanding, (b) 750,000 shares, or (c) a number to be determined by our Board of Directors. On January 1, 2009, the number of shares reserved for issuance under the 2000 Plan was automatically increased by 750,000 shares. The 2000 Plan will expire on February 28, 2010. Pursuant to a resolution adopted by our Board of Directors, no shares will be added to the 2000 Plan as of January 1, 2010 subject to approved of the 2009 Plan at the Annual Meeting.

(3)	This plan is our 2002 Plan. Our 2002 Plan provides for the award of options, stock bonuses, and rights to acquire restricted stock. The stock options granted under the 2002 Plan are nonqualified options and expire no later than 10 years from the date of the grant. The exercise price for each option must not be less than 85% of the fair market value of the Common Stock on the date of the grant. Employees, officers, members of our Board of Directors and consultants are eligible to receive awards under the 2002 Plan. No more than 49% of the number of shares underlying options granted under the Plan may be awarded to directors and senior officers of Dendreon. The 2002 Plan will expire on February 26, 2012.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL
OF THE DENDREON CORPORATION 2009 EQUITY INCENTIVE PLAN.

PROPOSAL 3

AMEND CERTIFICATE OF INCORPORATION TO
INCREASE AUTHORIZED SHARES OF COMMON STOCK

Background

The Board of Directors is requesting stockholder approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the Company’s authorized number of shares of Common Stock from 150,000,000 shares to 250,000,000 shares. Currently, 10,000,000 shares of Preferred Stock are also authorized under Company’s Amended and Restated Certificate of Incorporation. If this proposal is approved at the Annual Meeting, the Company will have a total of 260,000,000 shares of authorized capital stock.

Under Delaware law, we may only issue shares of common stock to the extent such shares have been authorized for issuance under our Amended and Restated Certificate of Incorporation. The additional Common Stock to be authorized by adoption of the proposed amendment to our Amended and Restated Certificate of Incorporation would have rights identical to the currently authorized and outstanding Common Stock of the Company. Adoption of the proposed amendment and issuance of any additional shares of Common Stock would not affect the rights of the holders of currently outstanding Common Stock of the Company, except for effects incidental to increasing the number of shares of the Company’s Common Stock outstanding, such as dilution of the voting rights of current holders of Common Stock. If the amendment is adopted, it will become effective upon filing of a Certificate of Amendment of the Company’s Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, the text of which is provided below.

In addition to the 98,376,920 shares of Common Stock outstanding on April 15, 2009, the Board of Directors had reserved an aggregate of 4,984,560 under the Company’s 2000 Equity Incentive Plan and 2002 Broad Based Equity Incentive Plan, of which 4,504,389 shares are subject to outstanding option awards; 2,170,223 shares for future issuance upon the exercise rights granted under the Company’s Employee Stock Purchase Plan; 8,000,000 shares of Common Stock that may be issued upon the exercise of warrants we issued on April 3, 2008 to an institutional investor; 9,742,856 shares that may be issued upon conversion of our 4.75% Convertible Senior Subordinated Notes due 2014 (the “Notes”) and 12,985,606 shares for issuance pursuant to the Company’s Common Stock Purchase Agreement with Azimuth Opportunity Ltd. (the “Azimuth Agreement”).

Purpose and Effect of the Increase in the Amount of Our Authorized Common Stock

The Board of Directors desires to have additional shares of Common Stock available to provide additional flexibility to use its capital stock for business and financial purposes in the future. The additional shares may be used for various purposes without further stockholder approval, subject to applicable laws and NASDAQ listing requirements that may require stockholder approval for certain issuances of additional shares. These purposes may include: raising capital; establishing strategic relationships with other companies; expanding the Company’s business or product lines through the acquisition of other businesses or products; providing equity incentives to directors, officers, employees or consultants; and other purposes.

Other than the shares of Common Stock currently reserved for issuance under our existing equity incentive and employee stock purchase plans, upon the exercise of outstanding warrants and upon conversion of the Notes, as well as the additional shares of Common Stock that would be reserved for issuance under the 2009 Equity Incentive Plan if it is approved by stockholders at the Annual Meeting, the Company currently does not presently have any plans or arrangements to issue additional shares of Common Stock, other than pursuant to the Azimuth Agreement. However as part of the Company’s business strategy, it considers on an opportunistic basis public and private equity financing proposals, merger and acquisition possibilities, and collaborations and other financing alternatives that could include the issuance of Common Stock.

The additional shares of Common Stock that would become available for issuance if this proposal is adopted could also be used by the Company to oppose a hostile takeover attempt or to delay or prevent changes in control or management of the Company. For example, without further stockholder approval, the Board of Directors could strategically sell shares of Common Stock in a private transaction to purchasers who would oppose a takeover or favor the current Board of Directors. Although this proposal to increase the authorized Common Stock has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor is the Board of Directors currently aware of any such attempts directed at the Company), stockholders should be aware that approval of the proposal could facilitate future efforts by the Company to deter or prevent changes in control of the Company, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices.

If this proposal is approved and the amendment becomes effective, Section IV.A. of the Company’s Amended and Restated Certificate of Incorporation, which sets forth the Company’s currently authorized capital stock, will be amended to read in its entirety as follows:

A. This Corporation is authorized to issue two classes of stock to be designated respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Corporation is authorized to issue is two hundred sixty million (260,000,000) shares. Two hundred fifty million (250,000,000) shares shall be Common Stock, each having a par value of one-tenth of one cent ($.001). Ten million (10,000,000) shares shall be Preferred Stock, each having a par value of one-tenth of one cent ($.001).

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL
OF THE INCREASE IN THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.

PROPOSAL 4

RATIFICATION OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Ernst & Young LLP (“Ernst & Young”) as our independent registered public accounting firm for the current year and the Board is asking stockholders to ratify that selection. Although current laws, rules, and regulations, as well as the Audit Committee Charter, require our independent registered public accounting firm to be engaged, retained, and supervised by the Audit Committee, the Board considers the selection of the independent registered public accounting firm to be an important matter of stockholder concern and is submitting the selection of Ernst & Young for ratification by stockholders as a matter of good corporate practice. If the stockholders do not ratify the selection of Ernst & Young as our independent registered public accounting firm, the Audit Committee will consider this vote in determining whether or not to continue the engagement of Ernst & Young.

Ernst & Young has audited our financial statements since 1994. Representatives of Ernst & Young are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

The affirmative vote of holders of a majority of the shares of Common Stock represented at the meeting is required to ratify the selection of Ernst & Young as our independent registered public accounting firm for the current year.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION
OF THE SELECTION OF ERNST & YOUNG AS OUR
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

INFORMATION REGARDING OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit Fees.  During the fiscal years ended December 31, 2007 and 2008, the aggregate fees billed by Ernst & Young for the audit of our financial statements for such fiscal years, the reviews of our interim financial statements, Sarbanes-Oxley Section 404 attestation services and assistance with registration statements were $871,000 and $814,500, respectively.

Audit-Related Fees.  During the fiscal years ended December 31, 2007 and 2008, Ernst & Young did not bill us for any audit-related services related to the performance of the audit or review beyond the fees disclosed under “Audit Fees” above.

Tax Fees.  During the fiscal years ended December 31, 2007 and 2008, the aggregate fees billed by Ernst & Young for preparing state and federal income tax returns were $32,000 and $30,000, respectively. During 2007 and 2008, Ernst & Young fees for other tax services were $40,000 and $32,000, respectively. The 2007 and 2008 fees were primarily related to investigating the limitations on utilization of tax attributes imposed by Sections 382 and 383 of the Internal Revenue Code as they applied to the Company and other services.

All Other Fees.  During the fiscal years ended December 31, 2007 and 2008, all other fees billed by Ernst & Young were $1,500 and $1,500, respectively. These fees were principally related to a subscription for an online financial reporting and accounting research tool.

The Audit Committee has determined that the rendering of these non-audit services by Ernst & Young is compatible with maintaining its independence.

Audit Committee Pre-Approval Policy.  All services to be performed by Ernst & Young for us must be pre-approved by the Audit Committee. Pre-approval is granted usually at regularly scheduled meetings of the Audit Committee. If unanticipated items arise between meetings of the Audit Committee, the Audit Committee has delegated authority to the Chairman of the Audit Committee to pre-approve services involving fees of up to $15,000, in which case the Chairman communicates such pre-approval to the full Audit Committee at its next meeting. All other services must be approved in advance by the full Audit Committee. During 2007 and 2008, all services billed by Ernst & Young were pre-approved by the Audit Committee in accordance with this policy.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee represents and assists the Board of Directors in its oversight of the integrity of Dendreon’s financial reporting, the independence, qualifications, and performance of Dendreon’s independent registered public accounting firm and Dendreon’s compliance with legal and regulatory requirements. During 2008 and up to the date of the Annual Meeting the Audit Committee consisted of the three members listed below, each being an independent director as defined in Nasdaq’s listing standards and, in accordance with SEC and Nasdaq requirements, meets additional independence standards applicable to audit committee members. Each of Mr. Watson and Dr. Ingle qualified as an “audit committee financial expert” within the meaning of that term as defined by the SEC pursuant to Item 407(d)(5) of Regulation S-K.

Management is responsible for our internal controls and the financial reporting process. The Audit Committee is directly responsible for the compensation, appointment and oversight of Dendreon’s independent registered public accounting firm. Our independent registered public accounting firm reports directly to the Audit Committee. The independent registered public accounting firm is responsible for performing an independent audit of our financial statements in accordance with standards of the Public Company Accounting Oversight Board (United States) and for issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes. The Audit Committee also meets privately in separate executive sessions periodically with management and the independent registered public accounting firm.

In this context, the Audit Committee has met and held discussions with management and our independent registered public accounting firm. Management represented to the Audit Committee that our financial statements were prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee has reviewed and discussed the financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees) and other professional standards.

Our independent registered public accounting firm also provided to the Audit Committee the written disclosures and letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communication with the Audit Committee concerning independence, and the Audit Committee discussed with the independent registered public accounting firm that firm’s independence.

Based on the Audit Committee’s review of our audited financial statements and its discussion with management and the independent registered public accounting firm and the Audit Committee’s review of the representations of management and the report of the independent registered public accounting firm to the Board of Directors and stockholders, the Audit Committee recommended that the Board of Directors include the audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2008, for filing with the SEC.

From the members of the Audit Committee of the Board of Directors,

Douglas B. Watson (Chair)
M. Blake Ingle, Ph.D.
Bogdan Dziurzynski, D.P.A.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

Copies of our Annual Report on Form 10-K for the year ended December 31, 2008 are available without charge upon written request to: Investor Relations, Dendreon Corporation, 3005 First Avenue, Seattle, Washington 98121.

By Order of the Board of Directors,

Richard F. Hamm, Jr.
Secretary

April [  ], 2009

YOUR VOTE IS IMPORTANT

IN ORDER TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE REQUESTED TO VOTE, BY PROXY VIA TELEPHONE, INTERNET OR MAIL IN ACCORDANCE
WITH THE VOTING INSTRUCTIONS ON YOUR PROXY CARD. IF YOU VOTE BY MAIL, YOU
SHOULD MARK, SIGN AND DATE THE PROXY CARD AS PROMPTLY AS POSSIBLE IN
ACCORDANCE WITH THE INSTRUCTIONS ON THE PROXY CARD.

APPENDIX A

DENDREON CORPORATION

2009 EQUITY INCENTIVE PLAN

1.  Purpose.  The purpose of the 2009 Equity Incentive Plan is to attract and retain directors, officers, other employees and consultants of Dendreon Corporation, a Delaware corporation, and its Subsidiaries and to provide to such persons incentives and rewards for superior performance.

2.  Definitions.  As used in this Plan,

(a) “Appreciation Right” means a right granted pursuant to Section 5 of this Plan.

(b) “Base Price” means the price to be used as the basis for determining the Spread upon the exercise of an Appreciation Right.

(c) “Board” means the Board of Directors of the Company and, to the extent of any delegation by the Board to a committee (or subcommittee thereof) pursuant to Section 12 of this Plan, such committee (or subcommittee).

(d) “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(e) “Common Shares” means the shares of common stock, par value $0.001 per share, of the Company or any security into which such Common Shares may be changed by reason of any transaction or event of the type referred to in Section 11 of this Plan.

(f) “Company” means Dendreon Corporation, a Delaware corporation.

(g) “Covered Employee” means a Participant who is, or is determined by the Board to be likely to become, a “covered employee” within the meaning of Section 162(m) of the Code (or any successor provision).

(h) “Date of Grant” means the date specified by the Board on which a grant of Option Rights, Appreciation Rights, Performance Shares, Performance Units or other awards contemplated by Section 9 of this Plan, or a grant or sale of Restricted Stock, Restricted Stock Units, or other awards contemplated by Section 9 of this Plan will become effective (which date will not be earlier than the date on which the Board takes action with respect thereto).

(i) “Director” means a member of the Board of Directors of the Company.

(j) “Effective Date” means the date that this Plan is approved by the stockholders of the Company.

(k) “Evidence of Award” means an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Board that sets forth the terms and conditions of the awards granted. An Evidence of Award may be in an electronic medium and may be limited to notation on the books and records of the Company.

(l) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

(m) “Incentive Stock Options” means Option Rights that are intended to qualify as “incentive stock options” under Section 422 of the Code or any successor provision.

(n) “Management Objectives” means the measurable performance objective or objectives established pursuant to this Plan for Participants who have received grants of Performance Shares or Performance Units or, when so determined by the Board, Option Rights, Appreciation Rights, Restricted Stock, Restricted Stock Units or other awards pursuant to this Plan. Management Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or of the Subsidiary, division, department, region or function within the Company or Subsidiary in which the Participant is employed. The Management Objectives may be made relative to the performance of other companies. The Management Objectives applicable to any Qualified Performance-Based Award to a Covered Employee will be based on specified levels of or growth in one or more of the following criteria:

(i) Strategic Initiative Key Deliverable Metrics consisting of one or more of the following: product development, strategic partnering, research and development, vitality index, market penetration, geographic business expansion goals, clinical trials, capital-raising, cost targets, customer satisfaction, employee satisfaction, management of employment practices and employee benefits, supervision of litigation and information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates and joint ventures;

(ii) Sales Growth, Gross Margin Growth, Cost Initiative and Stock Price Metrics (e.g., revenues, revenue growth, revenue growth outside the United States, gross margin and gross margin growth, material margin and material margin growth, stock price appreciation, total return to stockholders, sales and administrative costs divided by sales, and sales and administrative costs divided by profits);

(iii) Profits (e.g., operating income, EBIT, EBT, net income, earnings per share, residual or economic earnings, economic profit — these profitability metrics could be measured before special items and/or subject to GAAP definition);

(iv) Cash Flow (e.g., EBITDA, free cash flow, free cash flow with or without specific capital expenditure target or range, including or excluding divestments and/or acquisitions, total cash flow, cash flow in excess of cost of capital or residual cash flow or cash flow return on investment);

(v) Returns (e.g., Profits or Cash Flow returns on: assets, invested capital, net capital employed, and equity);

(vi) Working Capital (e.g., working capital divided by sales, days’ sales outstanding, days’ sales inventory, and days’ sales in payables);

(vii) Profit Margins (e.g., Profits divided by revenues, gross margins and material margins divided by revenues, and material margin divided by sales); and

(viii) Liquidity Measures (e.g., debt-to-capital, debt-to-EBITDA, total debt ratio).

If the Board determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Management Objectives unsuitable, the Board may in its discretion modify such Management Objectives or the related minimum acceptable level of achievement, in whole or in part, as the Board deems appropriate and equitable, except in the case of a Qualified Performance-Based Award where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code. In such case, the Board will not make any modification of the Management Objectives or minimum acceptable level of achievement with respect to such Covered Employee.

(o) “Market Value per Share” means as of any particular date the closing sale price of the Common Shares as reported on The NASDAQ Stock Market LLC or, if not listed on such exchange, on any other national securities exchange on which the Common Shares are listed. If the Common Shares are not traded as of any given date, the Market Value per Share means the closing price for the Common Shares on the principal exchange on which the Common Shares are traded for the immediately preceding date on which the Common Shares were traded. If there is no regular public trading market for the Common Shares, the Market Value per Share of the Common Shares shall be the fair market value of the Common Shares as determined in good faith by the Board. The Board is authorized to adopt another fair market value pricing method, provided such method is stated in the Evidence of Award, and is in compliance with the fair market value pricing rules set forth in Section 409A of the Code.

(p) “Non-Employee Director” means a Director who is not also an employee of the Company or any of its Subsidiaries or affiliates.

(q) “Optionee” means the optionee named in an Evidence of Award evidencing an outstanding Option Right.

(r) “Option Price” means the purchase price payable on exercise of an Option Right.

(s) “Option Right” means the right to purchase Common Shares upon exercise of an option granted pursuant to Section 4 of this Plan.

(t) “Participant” means a person who is selected by the Board to receive benefits under this Plan and who is at the time a consultant or an officer or other key employee of the Company or any one or more of its Subsidiaries, or who has agreed to commence serving in any of such capacities within 90 days of the Date of Grant, and will also include each Non-Employee Director who receives Common Shares or an award of Option Rights, Appreciation Rights, Restricted Stock, Restricted Stock Units or other awards under this Plan. The term “Participant” shall also include any person who provides services to the Company or a Subsidiary that are equivalent to those typically provided by an employee.

(u) “Performance Period” means, in respect of a Performance Share or Performance Unit, a period of time established pursuant to Section 8 of this Plan within which the Management Objectives relating to such Performance Share or Performance Unit are to be achieved.

(v) “Performance Share” means a bookkeeping entry that records the equivalent of one Common Share awarded pursuant to Section 8 of this Plan.

(w) “Performance Unit” means a bookkeeping entry awarded pursuant to Section 8 of this Plan that records a unit equivalent to $1.00 or such other value as is determined by the Board.

(x) “Plan” means this Dendreon Corporation 2009 Equity Incentive Plan.

(y) “Qualified Performance-Based Award” means any award or portion of an award that is intended to satisfy the requirements for “qualified performance-based compensation” under Section 162(m) of the Code.

(z) “Restricted Stock” means Common Shares granted or sold pursuant to Section 6 of this Plan as to which neither the substantial risk of forfeiture nor the prohibition on transfers has expired.

(aa) “Restriction Period” means the period of time during which Restricted Stock Units are subject to restrictions, as provided in Section 7 of this Plan.

(bb) “Restricted Stock Unit” means an award made pursuant to Section 7 of this Plan of the right to receive Common Shares or cash at the end of a specified period.

(cc) “Spread” means the excess of the Market Value per Share on the date when an Appreciation Right is exercised, or on the date when Option Rights are surrendered in payment of the Option Price of other Option Rights, over the Option Price or Base Price provided for in the related Option Right or Appreciation Right, respectively.

(dd) “Subsidiary” means a corporation, company or other entity (i) more than 50 percent of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture or unincorporated association), but more than 50 percent of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Company except that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, “Subsidiary” means any corporation in which at the time the Company owns or controls, directly or indirectly, more than 50 percent of the total combined voting power represented by all classes of stock issued by such corporation.

3.  Shares Available Under the Plan.

(a) Maximum Shares Available Under Plan.

(i) Subject to adjustment as provided in Section 11 of this Plan, the number of Common Shares that may be issued or transferred (A) upon the exercise of Option Rights or Appreciation Rights, (B) in payment of Restricted Stock and released from substantial risks of forfeiture thereof, (C) in payment of Restricted Stock Units, (D) in payment of Performance Shares or Performance Units that have been earned, (E) as awards to Non-Employee Directors, or (F) as awards contemplated by Section 9 of this Plan, will not exceed in the aggregate 13,200,000 Common Shares. Any Common Shares that are subject to Option Rights or Appreciation Rights shall be counted against this limit as one Common Share for every one Common Share subject to such

Option Rights or Appreciation Rights, and any Common Shares that are subject to awards other than Option Rights or Appreciation Rights shall be counted against this limit as 1.37 Common Shares for every one Common Share subject to such other awards. Such shares may be shares of original issuance or treasury shares or a combination of the foregoing.

(ii) Common Shares covered by an award granted under the Plan shall not be counted as used unless and until they are actually issued and delivered to a Participant and, therefore, the total number of shares available under the Plan as of a given date shall not be reduced by any shares relating to prior awards that have expired or have been forfeited or cancelled, and upon payment in cash of the benefit provided by any award granted under the Plan, any Common Shares that were covered by that award will be available for issue or transfer hereunder. Each Common Share that again becomes available for grant pursuant to this Section 3(a)(ii) shall be added back as (A) one Common Share if such Common Share was subject to an Option Right or Appreciation Right granted under the Plan, and (B) as 1.37 Common Shares if such Common Shares were subject to an award other than an Option Right or Appreciation Right granted under the Plan.

(iii) Notwithstanding anything to the contrary contained herein: (A) if Common Shares are tendered or otherwise used in payment of the Option Price of an Option Right, the total number of shares covered by the Option Right being exercised shall reduce the aggregate plan limit described above; (B) Common Shares withheld by the Company to satisfy the tax withholding obligation shall count against the aggregate plan limit described above; and (C) the number of Common Shares covered by an Appreciation Right, to the extent that it is exercised and settled in Common Shares, and whether or not shares are actually issued to the Participant upon exercise of the Appreciation Right, shall be considered issued or transferred pursuant to the Plan. In the event that the Company repurchases shares with Option Right proceeds, those shares will not be added to the aggregate plan limit described above.

(b) Life of Plan Limits.  Notwithstanding anything in this Section 3, or elsewhere in this Plan, to the contrary, and subject to adjustment as provided in Section 11 of this Plan, the aggregate number of Common Shares actually issued or transferred by the Company upon the exercise of Incentive Stock Options will not exceed 10,000,000 Common Shares.

(c) Individual Participant Limits.  Notwithstanding anything in this Section 3, or elsewhere in this Plan, to the contrary, and subject to adjustment as provided in Section 11 of this Plan:

(i) No Participant will be granted Option Rights or Appreciation Rights, in the aggregate, for more than 500,000 Common Shares during any calendar year;

(ii) No Participant will be granted Qualified Performance Based Awards of Restricted Stock, Restricted Stock Units, Performance Shares or other awards under Section 9 of this Plan, in the aggregate, for more than 350,000 Common Shares during any calendar year; and

(iii) In no event will any Participant in any calendar year receive a Qualified Performance-Based Award of Performance Units having an aggregate maximum value as of their respective Dates of Grant in excess of $5,000,000.

4.  Option Rights.  The Board may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Participants of options to purchase Common Shares. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements contained in the following provisions:

(a) Each grant will specify the number of Common Shares to which it pertains subject to the limitations set forth in Section 3 of this Plan.

(b) Each grant will specify an Option Price per share, which may not be less than the Market Value per Share on the Date of Grant.

(c) Each grant will specify whether the Option Price will be payable (i) in cash or by check acceptable to the Company or by wire transfer of immediately available funds, (ii) by the actual or constructive transfer to the Company of Common Shares owned by the Optionee (or other consideration authorized pursuant to

Section 4(d)) having a value at the time of exercise equal to the total Option Price, (iii) by a combination of such methods of payment, or (iv) by such other methods as may be approved by the Board; provided, however, the Board reserves the discretion at or after the Date of Grant to provide for the right to tender in satisfaction of the Option Price nonforfeitable, unrestricted Common Shares, which are already owned by the Optionee and have a value at the time of exercise that is equal to the Option Price. Notwithstanding the foregoing, in the event the Optionee is subject to Section 16 of the Exchange Act, any Common Shares transferred to the Company in payment of the Option Price must have been owned by the Optionee for at least six months.

(d) To the extent permitted by law, any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker on a date satisfactory to the Company of some or all of the shares to which such exercise relates.

(e) Successive grants may be made to the same Participant whether or not any Option Rights previously granted to such Participant remain unexercised.

(f) Each grant will specify the period or periods of continuous service by the Optionee with the Company or any Subsidiary that is necessary before the Option Rights or installments thereof will become exercisable. A grant of Option Rights may provide for the earlier exercise of such Option Rights in the event of the retirement, death or disability of a Participant, or a change of control, as may be defined in an Evidence of Award.

(g) Any grant of Option Rights may specify Management Objectives that must be achieved as a condition to the exercise of such rights.

(h) Option Rights granted under this Plan may be (i) options, including, without limitation, Incentive Stock Options, that are intended to qualify under particular provisions of the Code, (ii) options that are not intended so to qualify, or (iii) combinations of the foregoing. Incentive Stock Options may only be granted to Participants who meet the definition of “employees” under Section 3401(c) of the Code.

(i) No Option Right will be exercisable more than 10 years from the Date of Grant.

(j) The Board may substitute, without receiving Participant permission, Appreciation Rights payable only in Common Shares (or Appreciation Rights payable in Common Shares or cash, or a combination of both, at the Board’s discretion) for outstanding Options; provided, however, that the terms of the substituted Appreciation Rights are substantially the same as the terms for the Options and the difference between the Market Value Per Share of the underlying Common Shares and the Base Price of the Appreciation Rights is equivalent to the difference between the Market Value Per Share of the underlying Common Shares and the Option Price of the Options. If, in the opinion of the Company’s auditors, this provision creates adverse accounting consequences for the Company, it shall be considered null and void.

(k) Each grant of Option Rights will be evidenced by an Evidence of Award. Each Evidence of Award shall be subject to the Plan and shall contain such terms and provisions as the Board may approve.

5.  Appreciation Rights.

(a) The Board may, from time to time and upon such terms and conditions as it may determine, authorize the granting of Appreciation Rights, which will be the right of the Participant to receive from the Company an amount determined by the Board, which will be expressed as a percentage of the Spread (not exceeding 100 percent) at the time of exercise.

(b) Each grant of Appreciation Rights may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(i) Any grant may specify that the amount payable on exercise of an Appreciation Right may be paid by the Company in cash, in Common Shares or in any combination thereof and may either grant to the Participant or retain in the Board the right to elect among those alternatives.

(ii) Any grant may specify that the amount payable on exercise of an Appreciation Right may not exceed a maximum specified by the Board at the Date of Grant.

(iii) Any grant may specify waiting periods before exercise and permissible exercise dates or periods.

(iv) Any grant may specify that such Appreciation Right may be exercised only in the event of, or earlier in the event of, the retirement, death or disability of a Participant, or a change of control, as may be defined in an Evidence of Award.

(v) Any grant of Appreciation Rights may specify Management Objectives that must be achieved as a condition of the exercise of such Appreciation Rights.

(vi) Each grant will specify a Base Price, which will be equal to or greater than the Market Value per Share on the Date of Grant.

(vii) Each grant of Appreciation Rights will be evidenced by an Evidence of Award, which Evidence of Award will describe such Appreciation Rights, and contain such other terms and provisions, consistent with this Plan, as the Board may approve.

(viii) No Appreciation Right granted under this Plan may be exercised more than 10 years from the Date of Grant.

6.  Restricted Stock.  The Board may, from time to time and upon such terms and conditions as it may determine, also authorize the grant or sale of Restricted Stock to Participants. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a) Each such grant or sale will constitute an immediate transfer of the ownership of Common Shares to the Participant in consideration of the performance of services, entitling such Participant to voting, dividend and other ownership rights, but subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to.

(b) Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share at the Date of Grant.

(c) Each such grant or sale will provide that the Restricted Stock covered by such grant or sale that vests upon the passage of time will be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for a period to be determined by the Board at the Date of Grant or upon achievement of Management Objectives referred to in subparagraph (e) below.

(d) Each such grant or sale will provide that during or after the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Stock will be prohibited or restricted in the manner and to the extent prescribed by the Board at the Date of Grant (which restrictions may include, without limitation, a continuing substantial risk of forfeiture in the hands of any transferee).

(e) Any grant of Restricted Stock may specify Management Objectives that, if achieved, will result in termination or early termination of the restrictions applicable to such Restricted Stock. Each grant may specify in respect of such Management Objectives a minimum acceptable level of achievement and may set forth a formula for determining the number of shares of Restricted Stock on which restrictions will terminate if performance is at or above the minimum or threshold level or levels, or is at or above the target level or levels, but falls short of maximum achievement of the specified Management Objectives.

(f) Notwithstanding anything to the contrary contained in this Plan, any grant or sale of Restricted Stock may provide for the earlier termination of restrictions on such Restricted Stock in the event of the retirement, death or disability of a Participant, or a change of control, as may be defined in an Evidence of Award.

(g) Any such grant or sale of Restricted Stock may require that any or all dividends or other distributions paid thereon during the period of such restrictions be automatically deferred and reinvested in additional shares of Restricted Stock, which may be subject to the same restrictions as the underlying award.

(h) Each grant or sale of Restricted Stock will be evidenced by an Evidence of Award and will contain such terms and provisions, consistent with this Plan, as the Board may approve. Unless otherwise directed by the Board, (i) all certificates representing shares of Restricted Stock will be held in custody by the Company until all restrictions thereon will have lapsed, together with a stock power or powers executed by the Participant in whose name such certificates are registered, endorsed in blank and covering such Shares, or (ii) all shares of

Restricted Stock will be held at the Company’s transfer agent in book entry form with appropriate restrictions relating to the transfer of such shares of Restricted Stock.

7.  Restricted Stock Units.  The Board may, from time to time and upon such terms and conditions as it may determine, also authorize the granting or sale of Restricted Stock Units to Participants. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements contained in the following provisions:

(a) Each such grant or sale will constitute the agreement by the Company to deliver Common Shares or cash to the Participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions (which may include the achievement of Management Objectives) during the Restriction Period as the Board may specify. Each grant may specify in respect of such Management Objectives a minimum acceptable level of achievement and may set forth a formula for determining the number of shares of Restricted Stock on which restrictions will terminate if performance is at or above the minimum or threshold level or levels, or is at or above the target level or levels, but falls short of maximum achievement of the specified Management Objectives.

(b) Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share at the Date of Grant.

(c) Notwithstanding anything to the contrary contained in this Plan, any grant or sale of Restricted Stock Units may provide for the earlier lapse or modification of the Restriction Period in the event of the retirement, death or disability of a Participant, or a change of control, as may be defined in an Evidence of Award.

(d) During the Restriction Period, the Participant will have no right to transfer any rights under his or her award and will have no rights of ownership in the Restricted Stock Units and will have no right to vote them.

(e) Each grant or sale of Restricted Stock Units will specify the time and manner of payment of the Restricted Stock Units that have been earned. Each grant or sale will specify that the amount payable with respect thereto will be paid by the Company in Common Shares.

(f) Each grant or sale of Restricted Stock Units will be evidenced by an Evidence of Award and will contain such terms and provisions, consistent with this Plan, as the Board may approve.

8.  Performance Shares and Performance Units.  The Board may, from time to time and upon such terms and conditions as it may determine, also authorize the granting of Performance Shares and Performance Units that will become payable to a Participant upon achievement of specified Management Objectives during the Performance Period. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a) Each grant will specify the number of Performance Shares or Performance Units to which it pertains, which number may be subject to adjustment to reflect changes in compensation or other factors; provided, however, that no such adjustment will be made in the case of a Qualified Performance-Based Award where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code.

(b) The Performance Period with respect to each Performance Share or Performance Unit will be such period of time, commencing with the Date of Grant as will be determined by the Board at the time of grant which may be subject to earlier lapse or other modification in the event of the retirement, death or disability of a Participant, or a change of control, as may be defined in an Evidence of Award.

(c) Any grant of Performance Shares or Performance Units will specify Management Objectives which, if achieved, will result in payment or early payment of the award, and each grant may specify in respect of such Management Objectives a minimum acceptable level of achievement and may set forth a formula for determining the number of Performance Shares or Performance Units that will be earned if performance is at or above the minimum or threshold level or levels, or is at or above the target level or levels, but falls short of maximum achievement of the specified Management Objectives. The grant of Performance Shares or

Performance Units will specify that before the Performance Shares or Performance Units will be earned and paid, the Board must certify that the Management Objectives have been satisfied.

(d) Each grant will specify the time and manner of payment of Performance Shares or Performance Units that have been earned. Any grant may specify that the amount payable with respect thereto may be paid by the Company in cash, in Common Shares or in any combination thereof and may either grant to the Participant or retain in the Board the right to elect among those alternatives.

(e) Any grant of Performance Shares or Performance Units may specify that the amount payable or the number of Common Shares issued with respect thereto may not exceed maximums specified by the Board at the Date of Grant.

(f) Each grant of Performance Shares or Performance Units will be evidenced by an Evidence of Award and will contain such other terms and provisions, consistent with this Plan, as the Board may approve.

9.  Other Awards.

(a) The Board may, subject to limitations under applicable law, grant to any Participant such other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Common Shares or factors that may influence the value of such shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Common Shares, purchase rights for Common Shares, awards with value and payment contingent upon performance of the Company or specified Subsidiaries, affiliates or other business units thereof or any other factors designated by the Board, and awards valued by reference to the book value of Common Shares or the value of securities of, or the performance of specified Subsidiaries or affiliates or other business units of the Company. The Board shall determine the terms and conditions of such awards. Common Shares delivered pursuant to an award in the nature of a purchase right granted under this Section 9 shall be purchased for such consideration, paid for at such time, by such methods, and in such forms, including, without limitation, cash, Common Shares, other awards, notes or other property, as the Board shall determine.

(b) Cash awards, as an element of or supplement to any other award granted under this Plan, may also be granted pursuant to this Section 9 of this Plan.

(c) The Board may grant Common Shares as a bonus, or may grant other awards in lieu of obligations of the Company or a Subsidiary to pay cash or deliver other property under this Plan or under other plans or compensatory arrangements, subject to such terms as shall be determined by the Board in a manner that complies with Section 409A of the Code.

10.  Transferability.

(a) Except as otherwise determined by the Board, no Option Right, Appreciation Right, Performance Share, Performance Unit, Restricted Stock Unit or other derivative security granted under the Plan shall be transferable by the Participant except by will or the laws of descent and distribution, and in no event shall any such award granted under this Plan be transferred for value. Except as otherwise determined by the Board, Option Rights, Appreciation Rights, Performance Shares, Performance Units and Restricted Stock Units will be exercisable during the Participant’s lifetime only by him or her or, in the event of the Participant’s legal incapacity to do so, by his or her guardian or legal representative acting on behalf of the Participant in a fiduciary capacity under state law and/or court supervision.

(b) The Board may specify at the Date of Grant that part or all of the Common Shares that are (i) to be issued or transferred by the Company upon the exercise of Option Rights or Appreciation Rights, upon the termination of the Restriction Period applicable to Restricted Stock or Restricted Stock Units or upon payment under any grant of Performance Shares or Performance Units or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 6 of this Plan, will be subject to further restrictions on transfer.

11.  Adjustments.  The Board shall make or provide for such adjustments in the numbers of Common Shares covered by outstanding Option Rights, Appreciation Rights, Restricted Stock Units, Performance Shares and Performance Units granted hereunder and, if applicable, in the number of Common Shares covered by other awards granted pursuant to Section 9 hereof, in the Option Price and Base Price provided in outstanding Appreciation Rights, and in the kind of shares covered thereby, as the Board, in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of Participants or Optionees that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event or in the event of a change of control, the Board, in its discretion, may provide in substitution for any or all outstanding awards under this Plan such alternative consideration (including cash), if any, as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all awards so replaced in a manner that complies with Section 409A of the Code. In addition, for each Option Right or Appreciation Right with an Option Price or Base Price greater than the consideration offered in connection with any such termination or event or change of control, the Board may in its sole discretion elect to cancel such Option Right or Appreciation Right without any payment to the person holding such Option Right or Appreciation Right. The Board shall also make or provide for such adjustments in the numbers of shares specified in Section 3 of this Plan as the Board in its sole discretion, exercised in good faith, may determine is appropriate to reflect any transaction or event described in this Section 11; provided, however, that any such adjustment to the number specified in Section 3(c)(i) will be made only if and to the extent that such adjustment would not cause any option intended to qualify as an Incentive Stock Option to fail so to qualify.

12.  Administration of the Plan.

(a) This Plan will be administered by the Board, which may from time to time delegate all or any part of its authority under this Plan to the Compensation Committee of the Board (or a subcommittee thereof), as constituted from time to time. To the extent of any such delegation, references in this Plan to the Board will be deemed to be references to such committee or subcommittee. A majority of the committee (or subcommittee) will constitute a quorum, and the action of the members of the committee (or subcommittee) present at any meeting at which a quorum is present, or acts unanimously approved in writing, will be the acts of the committee (or subcommittee).

(b) The interpretation and construction by the Board of any provision of this Plan or of any agreement, notification or document evidencing the grant of Option Rights, Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units or other awards pursuant to Section 9 of this Plan and any determination by the Board pursuant to any provision of this Plan or of any such agreement, notification or document will be final and conclusive. No member of the Board will be liable for any such action or determination made in good faith.

(c) The Board or, to the extent of any delegation as provided in Section 12(a), the committee, may delegate to one or more of its members or to one or more officers of the Company, or to one or more agents or advisors, such administrative duties or powers as it may deem advisable, and the Board, the committee, or any person to whom duties or powers have been delegated as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Board, the committee or such person may have under the Plan. The Board or the committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as the Board or the committee: (i) designate employees to be recipients of awards under this Plan; (ii) determine the size of any such awards; provided, however, that (A) the Board or the committee shall not delegate such responsibilities to any such officer for awards granted to an employee who is an officer subject to Section 16 of the Exchange Act, Director, or more than 10% beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Board in accordance with Section 16 of the Exchange Act; (B) the resolution providing for such authorization sets forth the total number of Common Shares such officer(s) may grant; and (iii) the officer(s) shall report periodically to the Board or the committee, as the case may be, regarding the nature and scope of the awards granted pursuant to the authority delegated.

13.  Non U.S. Participants.  In order to facilitate the making of any grant or combination of grants under this Plan, the Board may provide for such special terms for awards to Participants who are foreign nationals or who are employed by the Company or any Subsidiary outside of the United States of America or who provide services to the

Company under an agreement with a foreign nation or agency, as the Board may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Board may approve such supplements to or amendments, restatements or alternative versions of this Plan (including without limitation, sub-plans) as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, will include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Company.

14.  Withholding Taxes.  To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Company for such withholding are insufficient, including amounts from any other sums or property due or to become due from the Company to the Participant, it will be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld, which arrangements (in the discretion of the Board) may include relinquishment of a portion of such benefit. If a Participant’s benefit is to be received in the form of Common Shares, and such Participant fails to make arrangements for the payment of tax, the Company may withhold such Common Shares having a value equal to the amount required to be withheld. When a Participant who is subject to Section 16 of the Exchange Act is required to pay the Company an amount required to be withheld under applicable income and employment tax laws, the Participant may elect to satisfy the obligation, in whole or in part, by electing to have withheld, from the shares required to be delivered to the Participant, Common Shares having a value equal to the amount required to be withheld, or by delivering to the Company other Common Shares held by such Participant. The shares used for tax withholding will be valued at an amount equal to the Market Value per Share of such Common Shares on the date the benefit is to be included in Participant’s income. In no event shall the Market Value per Share of the Common Shares to be withheld and delivered pursuant to this Section to satisfy applicable withholding taxes in connection with the benefit exceed the minimum amount of taxes required to be withheld. Participants shall also make such arrangements as the Company may require for the payment of any withholding tax obligation that may arise in connection with the disposition of Common Shares acquired upon the exercise of Option Rights.

15.  Amendments, Etc.

(a) The Board may at any time and from time to time amend the Plan in whole or in part; provided, however, that if an amendment to the Plan (i) would materially increase the benefits accruing to participants under the Plan, (ii) would materially increase the number of securities which may be issued under the Plan, (iii) would materially modify the requirements for participation in the Plan or (iv) must otherwise be approved by the stockholders of the Company in order to comply with applicable law or the rules of The NASDAQ Stock Market LLC or, if the Common Shares are not traded on The NASDAQ Stock Market LLC, the principal national securities exchange upon which the Common Shares are traded or quoted, then, such amendment will be subject to stockholder approval and will not be effective unless and until such approval has been obtained.

(b) Except in connection with a corporate transaction or event described in Section 11 of this Plan, the terms of outstanding awards may not be amended to reduce the Option Price of outstanding Option Rights or the Base Price of outstanding Appreciation Rights, or cancel outstanding Option Rights or Appreciation Rights in exchange for cash, other awards or Option Rights or Appreciation Rights with an Option Price or Base Price, as applicable, that is less than the Option Price of the original Option Rights or Base Price of the original Appreciation Rights, as applicable, without stockholder approval.

(c) If permitted by Section 409A of the Code and Section 162(m) in the case of a Qualified Performance-Based Award, in case of termination of employment by reason of death, disability or normal or early retirement, or in the case of unforeseeable emergency or other special circumstances, of a Participant who holds an Option Right or Appreciation Right not immediately exercisable in full, or any shares of Restricted Stock as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any Restricted Stock Units as to which the Restriction Period has not been completed, or any Performance Shares or Performance Units which have not been fully earned, or any other awards made pursuant to Section 9 subject to any vesting schedule or transfer restriction, or who holds Common Shares subject to any transfer restriction imposed pursuant to Section 10(b) of this Plan, the Board may, in its sole discretion, accelerate the time at which such Option Right, Appreciation Right, Restricted Stock Unit or other award may be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time when such Restriction Period will end or the time at which such Performance Shares or Performance Units will be deemed to have been fully earned or the time when such transfer restriction will terminate or may waive any other limitation or requirement under any such award.

(d) Subject to Section 15(b) hereof, the Board may amend the terms of any award theretofore granted under this Plan prospectively or retroactively, but subject to Section 11 above, no such amendment shall impair the rights of any Participant without his or her consent. The Board may, in its discretion, terminate this Plan at any time. Termination of this Plan will not affect the rights of Participants or their successors under any awards outstanding hereunder and not exercised in full on the date of termination.

(e) In the event of the termination or cessation of a Participant’s employment or service for any reason other than for cause, death or disability (as defined in the applicable Evidence of Award), the Participant shall have ninety (90) days from the date of termination of employment or service to exercise any vested or nonforfeitable awards granted to him or her under this Plan. At the expiration of such ninety (90) day period, all awards granted to the Participant under this Plan shall be terminated and shall be of no further force or effect. In the event of termination or cessation of a Participant’s employment for disability or for death during Participant’s continuous service with the Company or any Subsidiary or within ninety (90) days after termination of such continuous service, the Participant shall have twelve (12) months from the date of termination of employment or service to exercise any vested or nonforfeitable awards granted to him or her under this Plan. At the expiration of such twelve (12) month period, all awards granted to the Participant under this Plan shall be terminated and shall be of no further force or effect. In the event of the termination of a Participant’s employment for cause, all awards granted to the Participant under this Plan shall be terminated immediately and shall be of no further force or effect.

16.  Compliance with Section 409A of the Code.

(a) To the extent applicable, it is intended that this Plan and any grants made hereunder comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the Participants. This Plan and any grants made hereunder shall be administered in a manner consistent with this intent. Any reference in this Plan to Section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

(b) Neither a Participant nor any of a Participant’s creditors or beneficiaries shall have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under this Plan and grants hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to a Participant or for a Participant’s benefit under this Plan and grants hereunder may not be reduced by, or offset against, any amount owing by a Participant to the Company or any of its affiliates.

(c) If, at the time of a Participant’s separation from service (within the meaning of Section 409A of the Code), (i) the Participant shall be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (ii) the Company shall make a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company shall not pay such amount on the otherwise scheduled payment date but shall instead pay it, without interest, on the first business day of the seventh month after such six-month period.

(d) Notwithstanding any provision of this Plan and grants hereunder to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company reserves the right to make amendments to this Plan and grants hereunder as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, a Participant shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant or for a Participant’s account in connection with this Plan and grants hereunder (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its affiliates shall have any obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties.

17.  Governing Law.  The Plan and all grants and awards and actions taken thereunder shall be governed by and construed in accordance with the internal substantive laws of the State of Delaware.

18.  Effective Date/Termination.  No grant will be made under this Plan more than 10 years after the date on which this Plan is first approved by the stockholders of the Company, but all grants made on or prior to such date will continue in effect thereafter subject to the terms thereof and of this Plan.

19.  Miscellaneous.

(a) The Company will not be required to issue any fractional Common Shares pursuant to this Plan. The Board may provide for the elimination of fractions or for the settlement of fractions in cash.

(b) This Plan will not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time.

(c) To the extent that any provision of this Plan would prevent any Option Right that was intended to qualify as an Incentive Stock Option from qualifying as such, that provision will be null and void with respect to such Option Right. Such provision, however, will remain in effect for other Option Rights and there will be no further effect on any provision of this Plan.

(d) No award under this Plan may be exercised by the holder thereof if such exercise, and the receipt of cash or stock thereunder, would be, in the opinion of counsel selected by the Board, contrary to law or the regulations of any duly constituted authority having jurisdiction over this Plan.

(e) Absence or leave approved by a duly constituted officer of the Company or any of its Subsidiaries shall not be considered interruption or termination of service of any employee for any purposes of this Plan or awards granted hereunder, except that no awards may be granted to an employee while he or she is absent on leave.

(f) No Participant shall have any rights as a stockholder with respect to any shares subject to awards granted to him or her under this Plan prior to the date as of which he or she is actually recorded as the holder of such shares upon the stock records of the Company.

(g) The Board may condition the grant of any award or combination of awards authorized under this Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Company or a Subsidiary to the Participant.

(h) If any provision of the Plan is or becomes invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any award under any law deemed applicable by the Board, such provision shall be construed or deemed amended or limited in scope to conform to applicable laws or, in the discretion of the Board, it shall be stricken and the remainder of the Plan shall remain in full force and effect.

YOUR VOTE IS IMPORTANT. PLEASE MARK, DATE AND SIGN THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE. Ple ase mark your votes as in dic ated in X this example DENDREON CORPORATION PLEASE MARK VOTES IN THE BOXES BELOW USIN G DARK N I K ONLY. The Board of Directors recommends a vote “FOR” the nominees for directors The Board of Directors recommends a vote “FOR” the proposals below. below.
FOR AGAINST ABSTAIN 1. Election of Directors
Nominees: FOR WIT HHOLD *EXCEPTIONS 2. Approval of the Dendreon Corporation 2009 Equity incentive Plan. 01 Susan B. Bayh (for a three-year term) ALL FOR ALL 3. Approval of an Amendment to our Amended and Restated Certificate of Inncorporation to increase the number of Shares of the company’s common Stock from 150,000,000 Shares to 250,000,000 shares.
4. Approval of the ratification of the selection of 02 David L. Urdal, Ph.D. (for a three-year term) Ernst & Young LLP as the Company’s n i dependent registered public accounting firm for the current year.
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write that nominee’s name in the space provided below.) In their discretion, the proxies named herein are also authorized to take any action upon any other business that may properly come before the Annual
*Exceptions Meeting, or any reconvened meeting following any adjournment or ___postponement of the Annual Meeting.
All stockholders are cordially in vited to attend the Annual Meeting in person. If you n i dicated that you will attend by marking the box above, please also contact n i vestor relations at (206) 829-1500 or r i @Dendreon.com.
Mark Here for Address Will Attend Meetin g Change or Comments YES SEE REVERSE Signature Signature Date
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
FOLD AND DETACH HERE WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING. BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK. Internet and telephone votin g s i available through 11:59 PM Eastern Time the day prio r to annual meetin g day. INTERNET http://www.proxyvoting.com/dndn Use the Internet to vote your proxy. Have your proxy card in hand when you DENDREON CORPORATION access the web site.
OR TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope. Your Internet or telephone vote authorizes the named proxies Important notice regarding the Internet availability of to vote your shares in the same manner as if you marked, signed and returned your proxy card. proxy materials for the Annual Meeting of Stockholders The Proxy Statement and the 2008 Annual Report to Stockhold ers are available at: http://bnymellon.mobular.net/bnymellon/dndn 46117

PROXY DENDREON CORPORATION PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY FOR THE ANNUAL MEETING OF STOCKHOLDERS ON JUNE 10, 2009. The undersigned hereby constitutes and appoints Mitchell H. Gold, M.D. and Richard F. Hamm, Jr., and each of them, his or her true and la wful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Stockholders of Dendreon Corporation to be held at 3005 First Avenue, Seattle, Washington 98121 on Wednesday, June 10, 2009 at 9:00 a.m., o l cal time, and at any adjournments or postponements thereof, as follows and in accordance with their ju dgment upon any other matters coming before said meeting. YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES ON THE REVERSE SID E. SHARES REPRESENTED BYTHIS PROXYWILLBE VOTEDAS DIRECTED OR, IF DIR ECTIONSARE NOT INDICATED, WILL BE VOTED FOR THE ELECTION OF EACH NOMINEE, for approval of the Dendreon Corporat 2009 Equity incentive Plan , for Approval of an amendment to our Amended and Restated Certificate of incorporation to increase the number of authorized shares of the company’s common stock from 150,000,000 shares to 250,000,000 shares. FOR APPROVAL OF THE RATIF ICATION OF THE SELECTION OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THEANNUAL MEETING N I ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIG N, DATE AND RETURN THIS CARD.
BNY MELLON SHAREOWNER SERVICES Address Change/Comments P.O . BOX 3550
SOUTH HACKENSACK, NJ 07606-9250 (Mark the corresponding box on the reverse side) (Continued and to be marked, dated and signed, on the other side)
FOLD AND DETACH HERE
You can now access your Dendreon Corporation account online. Access your Dendreon Corporation stockholder account online via Investor ServiceDirect® (ISD). The transfer agent for Dendreon Corporation now makes it easy and convenie nt to get current information on your stockhold er account. · View account status • View payment history for dividends · View certificate his tory • Make address changes · View book-entry n i formation • Obtain a duplic ate 1099 tax form · Establis h/change your PIN Visit us on the web at http://www.bnymellon.com/shareowner/isd For Technical Assistance Call 1-877-978-7778 between 9am-7pm Monday-Friday Eastern Time www.bnymellon.com/shareowner/isd Investor ServiceDirect® Available 24 hours per day, 7 days per week TOLL FREE NUMBER: 1-800-370-1163 Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Sim ply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment. 46117